Exhibit 7



THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR THE SECURITIES LAWS OF ANY JURISDICTION. THIS NOTE MAY NOT BE OFFERED, SOLD, HYPOTHECATED, GIVEN, BEQUEATHED, TRANSFERRED, ASSIGNED, PLEDGED, ENCUMBERED, OR OTHERWISE DISPOSED OF ("TRANSFERRED") EXCEPT PURSUANT TO (I) A REGISTRATION STATEMENT WITH RESPECT TO THIS NOTE THAT IS EFFECTIVE UNDER SUCH ACT OR APPLICABLE STATE SECURITIES LAW, OR (II) ANY EXEMPTION FROM REGISTRATION UNDER SUCH ACT, OR APPLICABLE STATE SECURITIES LAW, RELATING TO THE DISPOSITION OF SECURITIES, PROVIDED THAT AN OPINION OF COUNSEL IS FURNISHED TO THE COMPANY, TO THE EXTENT REASONABLY REQUESTED BY THE COMPANY, IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO THE COMPANY, TO THE EFFECT THAT AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE ACT AND/OR APPLICABLE STATE SECURITIES LAW IS AVAILABLE.

IN ADDITION, THIS NOTE MAY NOT BE TRANSFERRED UNLESS SUCH TRANSFER COMPLIES WITH THE PROVISIONS OF (A) THIS NOTE AND (B) THE SHAREHOLDERS AGREEMENT DATED AS OF APRIL 21, 2004 (THE "SHAREHOLDERS AGREEMENT"), A COPY OF WHICH IS ON FILE AND MAY BE INSPECTED AT THE REGISTERED OFFICE OF THE COMPANY. NO TRANSFER OF THIS NOTE WILL BE MADE ON THE BOOKS OF THE COMPANY UNLESS ACCOMPANIED BY EVIDENCE OF COMPLIANCE WITH THE TERMS OF THIS NOTE AND THE SHAREHOLDERS AGREEMENT. THIS NOTE IS ALSO SUBJECT TO OTHER RIGHTS AND OBLIGATIONS AS SET FORTH IN THIS NOTE AND THE SHAREHOLDERS AGREEMENT.

$         New York, New York
 ------
                                                April 21, 2004


                        VIATEL HOLDING (BERMUDA) LIMITED
                   8% Convertible Senior Secured Note due 2014

     Unless otherwise converted pursuant to Section 4 hereof, Viatel Holding (Bermuda) Limited, a company organized under the laws of Bermuda (or its successor, the "Company"), hereby unconditionally promises to pay to the order of _______________________ (the "Holder"), a _________________________, the
principal amount of ____________________ U.S. Dollars (U.S.$_____________), on
April 21, 2014 (the "Maturity Date"), and to pay interest at the time, in the form and at the rate set forth herein. Certain capitalized terms used herein without definition shall have the meanings assigned to them in Article 9 hereof. This Note is issued in accordance with and subject to the following terms and conditions:

                                   ARTICLE 1
                             PRINCIPAL AND INTEREST

         Section 1.1. Principal and Interest.

         (a) The Company shall on the Maturity Date pay to the order of the Holder an amount equal to the aggregate principal amount of this Note outstanding on the Maturity Date, plus accrued and unpaid interest thereon, unless and to the extent that this Note is earlier redeemed, repurchased, repaid or converted in accordance with the terms of this Note.

         (b) Interest shall be payable semi-annually, in arrears, on each July 15 and January 15 after the issuance of this Note (the "Interest Payment Dates"). Interest shall accrue on the unpaid principal amount of this Note at the rate of 8% per annum from the Closing Date, or from the most recent Interest Payment Date for which the applicable interest payment has been made, until the principal amount of this Note is paid in full or the full principal amount of this Note has been converted as provided in Section 4 hereof; provided, that the Company may elect to pay any such interest on any Interest Payment Date in the form of Additional Notes. Interest on this Note shall be computed on the basis of a 360-day year composed of twelve 30-day months.

         (c) If a date for payment of principal or interest is a Legal Holiday, payment shall be made on the next succeeding day that is not a Legal Holiday, and interest shall accrue for the intervening period.

         (d) The Holder of this Note must surrender this Note to the Company to collect principal payments.

         (e) Except with respect to interest paid in the form of Additional Notes as permitted under the provisos to Section 1.1(b) above and Section 1.1(j) below, the Company will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts in immediately available funds (without any counterclaim, setoff, recoupment or deduction whatsoever, and free and clear of, and without any withholding or deduction for or on account of, any present or future taxes, levies, imports, duties, charges or fees of any nature) and by wire transfer to a U.S. dollar account maintained by the Holder with a bank in the United States designated in writing by the Holder. All payments of interest and principal in respect of this Note shall be made on the due date thereof no later than 3:00 p.m., New York, New York time. Any payment received by the Holder after 3:00 p.m., New York, New York time, on any day, will be deemed to have been received on the following Business Day.

         (f) The Company agrees that to the extent the Company makes a payment or payments hereunder which payment or payments, or any part thereof, are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to the Company or its successors under any Bankruptcy Law, state or federal law, common law or equitable cause, then, to the extent of such payment or repayment, the obligations, or part thereof, under this Note that have been paid, reduced or satisfied by such amount shall be reinstated and continued in full force and effect as of the time immediately preceding such initial payment, reduction or satisfaction.

         (g) To the extent lawful, the Company shall pay interest on (i) overdue principal and (ii) overdue installments (without regard to any applicable grace period or payment blockage) of interest, in each case at a rate equal to 10% per annum, compounded semi-annually.

         (h) To guarantee the due and punctual payment of the principal and interest, if any, on this Note and all other amounts payable by the Company under this Note when and as the same shall be due and payable, whether at maturity, by acceleration or otherwise, according to the terms of this Note, the Guarantors have, jointly and severally, unconditionally guaranteed the Obligations pursuant to the terms of the Security Trust Agreement.

         (i) This Note and the other Investor Notes are secured on a first-priority basis by the Security Interest created by the Security Documents pursuant to, and subject to the terms of, the Security Trust Agreement.

         (j) If any deduction or withholding for any present or future taxes, assessments or other governmental charges of (x) Bermuda or any political subdivision or governmental authority thereof or therein having power to tax,
(y) any jurisdiction, other than the United States, from or through which payment on this Note is made by the Company or Guarantors, or any political subdivision or governmental entity thereof or therein having the power to tax or
(z) or any other jurisdiction, other than the United States, in which the Company or Guarantors are organized, or any political subdivision or governmental authority thereof or therein having power to tax, shall at any time be required by such jurisdiction (or any such political subdivision or taxing authority) in respect of any amounts to be paid by the Company or Guarantors under this Note, the Company or Guarantors will pay to the Holder any additional amounts as may be necessary in order that the net amounts paid to such Holder who, with respect to any such tax, assessment or other governmental charge, is not resident in, or a citizen of, such jurisdiction, after such deduction or withholding, shall be not less than the amount specified in this Note to which the Holder is entitled; provided, that the Company may elect to pay any such additional interest in the form of Additional Notes.

                                   ARTICLE 2
                                    TRANSFER

         The Company and, by acceptance of this Note, the Holder hereby agree that the following provisions shall govern the registration, sale, assignment, pledge, transfer, encumbrance or other disposition of this Note.

         Section 2.1. Note Registration. The Company shall keep at its principal office a register (the "Register") in which the Company shall enter the name and address of the registered holder of this Note. References to the "Holder" of this Note shall mean the person listed in the Register as the payee of this Note unless the payee shall have presented this Note to the Company for transfer in accordance with the Shareholders Agreement and the transferee shall have been entered in the Register as a subsequent holder, in which case the term shall mean such subsequent holder. The registered holder of this Note may be treated as the owner of it for all purposes.

         Section 2.2. Disposition. (a) This Note may not be, in whole or in part, directly or indirectly, sold, assigned, pledged, transferred, encumbered or otherwise disposed of (each, a "transfer"), except pursuant to the terms and conditions of the Shareholders Agreement. Any purported transfer other than in accordance with the terms hereof and thereof shall be void and without force or effect.

         (b) A transfer of this Note permitted by paragraph (a) of this Section shall only be effected by the Holder hereof by delivery of this Note to the Company (with the instrument of assignment provided on this Note properly completed in accordance with the terms and conditions of this Note), accompanied by an opinion of counsel, in form and substance, and from counsel, reasonably satisfactory to the Company, and by such other evidence as the Company may reasonably require of compliance with the Securities Act and applicable state securities laws and with the provisions of this Note and the Shareholders Agreement, at the Company's principal office or at such other location as the Company shall designate in writing to the Holder; provided, however, that such transfer of this Note shall become effective only upon, and shall not be effective for any purpose until, the Company has received this Note.

         (c) No service charge will be made for any such transfer or assignment.

                                   ARTICLE 3
                                OUTSTANDING NOTES

         Section 3.1. (a) Outstanding Notes. The Investor Notes outstanding at any time are all the Investor Notes issued by the Company except for those cancelled by it and those surrendered to it for cancellation. A Note also ceases to be outstanding because the Company or any direct or indirect Subsidiary of the Company holds the Note.

         (b) Direction, Waiver and Consent Requirements. In determining whether the Noteholders of the required principal amount of Investor Notes have concurred in any direction, waiver or consent, Investor Notes owned by the Company or any direct or indirect Subsidiary of the Company shall not be considered as though they are outstanding.

                                   ARTICLE 4
                                CONVERSION RIGHTS

         Section 4.1. Conversion of Notes

         (a) Conversion by Holder. The Holder may convert this Note in whole or in part for Common Shares at the then-applicable Conversion Price at any time during which at least one of the following conditions are satisfied:

         (i) a Liquidity Event shall have occurred; or

         (ii) if no Liquidity Event shall have occurred prior to such time, from and after April 21, 2013; or

         (iii) this Note shall have been called for redemption by the Company in accordance with Section 5.1 hereof, in which case the Holder may convert this Note into Common Shares at any time prior to the close of business on the Business Day prior to the Redemption Date.

         To convert this Note the Holder must (1) complete and manually sign the irrevocable conversion notice on the back of this Note (or complete and manually sign a facsimile of such notice) and deliver such notice to the Company, (2) surrender this Note to the Company, (3) furnish appropriate endorsements and transfer documents if required by the Company, and (4) pay any transfer or similar tax, if required.

         The Holder may convert a portion of this Note only if the principal amount of such portion is $1,000 or a multiple of $1,000, or is the full principal amount of all Investor Notes held by such Holder.

         (b) Conversion by Company. The Company shall be entitled, at its option and upon 30 days' prior written notice to the Holder, to convert this Note in whole but not in part into Common Shares at the then-applicable Conversion Price, at any time:

         (i) prior to the Majority Conversion Date, if (i) there has occurred a Liquidity Event and (ii) the Company has received written consent to the conversion of Investor Notes from the Majority Noteholders; or

         (ii) on or following the Majority Conversion Date;

         provided, however, that if a Change of Control shall have occurred, the Company shall not be so permitted to require the conversion of this Note until after the Holder has had the opportunity to sell this Note to the Company pursuant to the Change of Control Put, unless the Board of Directors has determined in good faith that the aggregate applicable Change of Control Put Price that would be received by the Holder could not reasonably be considered to be equal to or greater than the aggregate value of the Common Shares that would be received by the Holder upon such conversion, and the Company has given written notice of such determination to the Holder.

         (c) Conversion Price. Subject to adjustment as set forth in Section 4.2 below, this Note and accrued and unpaid interest hereon may be converted, in whole or in part, as provided in this Section 4.1, at a conversion price (the "Conversion Price") per Common Share:

         (i) in the case of any conversion (A) in the absence of a Liquidity Event, or (B) upon the occurrence of a Liquidity Event described in clause
    (6) of the definition of Liquidity Event, or (C) upon the giving by the Company of a notice of redemption pursuant to Article 5 hereof prior to a Conversion Price being finally determined pursuant to Section 4.3 hereof, equal to US$0.75 (the "Base Conversion Price"); or

         (ii) in the case of any other conversion upon the occurrence of a Liquidity Event, as determined as set forth in Section 4.3; provided, however, that if the Conversion Price has not been finally determined pursuant to Article 4 prior to the Maturity Date, the Conversion Price shall be the Base Conversion Price.

         (d) Conversion Procedures. The date on which the Holder converts this Note, in whole or in part, following satisfaction of the applicable conditions set forth in Section 4.1(a) is the "Conversion Date"; provided, however, that any conversion notice may provide that conversion of this Note is conditional upon the consummation of any event or circumstance that has been proposed by or with respect to the Company or its securities, and in such event such conversion shall be applicable only immediately prior to, simultaneously with or immediately after (as specified in such notice) the effective time of such referenced event or circumstance). As soon as practicable, but in no event later than the fifth Business Day following the Conversion Date, the Company shall deliver, at its expense, to the Holder, a certificate for the number of full Common Shares issuable upon the conversion and cash in lieu of any fractional share determined pursuant to Section 4.2(f). The Person in whose name the certificate is registered shall be treated as a shareholder of record on and after the Conversion Date; provided, however, that no surrender of this Note on any date when the stock transfer books of the Company shall be closed shall be effective to constitute the Person or Persons entitled to receive the Common Shares upon such conversion as the record holder or holders of such Common Shares on such date, but such surrender shall be effective to constitute the Person or Persons entitled to receive such Common Shares as the record holder or holders thereof for all purposes at the close of business on the next succeeding day on which such stock transfer books are open; provided further, that such conversion shall be at the Conversion Price in effect on the date that this Note shall have been surrendered for conversion, as if the stock transfer books of the Company had not been closed. Upon conversion of this Note in full, such Person shall no longer be a Holder of this Note.

         If this Note is surrendered and converted in part, the Company shall execute a new Note in a denomination equal in principal amount to the unconverted portion of the Note surrendered.

         If the last day on which Notes may be converted is a Legal Holiday, this Note may be surrendered to the Company on the next succeeding day that it is not a Legal Holiday.

         (e) Taxes on Conversion. If the Holder converts this Note, the Company shall pay any documentary, stamp or similar issue or transfer tax due on the issue of Common Shares upon the conversion; provided, that if any such payment shall be unlawful under the laws of Bermuda, the Company shall first use all reasonable efforts to take any actions necessary to make such payment lawful and shall not be obligated to make such payment until those actions have been taken. However, the Holder shall pay any such tax which is due because the Holder requests the shares to be issued in a name other than the Holder's name. The Company may refuse to deliver the certificates representing the Common Shares being issued in a name other than the Holder's name until the Company receives a sum sufficient to pay any tax which shall be due because the Common Shares are to be issued in a name other than the Holder's name.

         (f) The Company may refuse to deliver the certificates representing the Common Shares being issued in a name other than the Holder's name unless the Company receives documentation pursuant to Section 2.2(b) hereof with respect to the transfer of such Note in respect of the transfer of Common Shares.

         Section 4.2. Adjustment of the Conversion Price.

         (a) The Conversion Price shall be adjusted from time to time as follows:

                  (i) Issuances of Common Shares. In case the Company shall pay or make a dividend or other distribution on its Common Shares consisting exclusively of, or shall otherwise issue, Common Shares or securities convertible into or exercisable for Common Shares or rights, options or warrants entitling the holders thereof to subscribe for or purchase Common Shares (including without limitation the issuance of options or other equity securities under any equity compensation plan or agreement of the Company (whether or not in effect as of the Closing
         Date)), the Conversion Price in effect at the close of business on the date fixed for the determination of shareholders entitled to receive such securities, rights or warrants or for such issuance shall be reduced by multiplying such Conversion Price by a fraction of which the numerator shall be the number of Fully-Diluted Shares outstanding at the close of business on the date fixed for such determination (but prior to such issuance) and the denominator shall be such number of Fully-Diluted Shares plus the number of Common Shares so issued, offered for subscription or purchase or issuable upon conversion or exercise of the securities included in such issuance, dividend or other distribution, such reduction to become effective immediately prior to the opening of business on the day following the date fixed for such determination or for such issuance; provided, however, that no such adjustment shall be made upon the issuance of Common Shares or securities convertible into or exercisable for Common Shares, in connection with (1) the exercise of options pursuant to the Equity Incentive Plan, (2) the issuance of any Common Shares upon conversion of Investor Notes or (3) the conversion or exercise of any other convertible or derivative security the grant or issuance of which security previously resulted in a reduction of the Conversion Price hereunder. For the purposes of this subparagraph (i), the number of Fully-Diluted Shares at any time shall not include shares held in the treasury of the Company. For purposes of this subparagraph (i), the issuance of rights or warrants to subscribe for or purchase stock or securities convertible into or exchangeable for Common Shares shall be deemed to be the issuance of rights, options or warrants to purchase the Common Shares into which such stock or securities are convertible or exercisable. In case any securities or rights, options or warrants referred to in this subparagraph (i) in respect of which an adjustment shall have been made shall expire unexercised, the Conversion Price shall be readjusted at the time of such expiration to the Conversion Price that would have been in effect if no adjustment had been made on account of the distribution or issuance of such expired rights, options or warrants.

                  (ii) Stock Splits, Subdivisions, Reclassifications or Combinations. In case outstanding Common Shares shall be subdivided or reclassified into a greater number of Common Shares, the Conversion Price in effect at the close of business on the day upon which such subdivision or reclassification becomes effective shall be proportionately reduced, and conversely, in case outstanding Common Shares shall each be combined or reclassified into a smaller number of Common Shares, the Conversion Price in effect at the close of business on the day upon which such combination or reclassification becomes effective shall be proportionately increased, such reduction or increase, as the case may be, to become effective immediately prior to the opening of business on the day following the day upon which such subdivision or combination becomes effective.

                  (iii) Other Distributions. In case the Company shall, by dividend or otherwise, distribute to all holders of record of its Common Shares evidences of its indebtedness, shares of any class or series of Capital Stock, cash or assets (including securities, but excluding any securities or rights, options or warrants referred to in subparagraph (i) of this Section 4.2(a) and any dividend or distribution paid exclusively in cash), the Conversion Price shall be reduced so that such price shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the effectiveness of the Conversion Price reduction contemplated by this subparagraph (iii) by a fraction of which the numerator shall be the current Market Price per share of the Common Shares on the Reference Date less the Fair Market Value, on the Reference Date, of such number or amount of the evidences of indebtedness, shares of Capital Stock, cash and assets that is so distributed to a holder of one Common Share and the denominator shall be such current Market Price per share of the Common Shares, such reduction to become effective on the later to occur of (x) immediately prior to the opening of business on the day following the Reference Date and (y) the time at which such dividend or other distribution is unconditionally declared by the Board of the Company. For purposes of this subparagraph (iii), any dividend or distribution that includes (but is not limited to) Common Shares, securities convertible or exchangeable into Common Shares or rights, options or warrants to subscribe for or purchase Common Shares shall be deemed instead to be (1) a dividend or distribution of the evidences of indebtedness, cash, assets or shares of Capital Stock other than such Common Shares, such securities convertible or exchangeable into Common Shares or such rights, options or warrants (so that any Conversion Price reduction required by this subparagraph (iii) is made) immediately followed by (2) a dividend or distribution of such Common Shares, such securities convertible or exchangeable into Common Shares or such rights, options or warrants (so that there is made any further Conversion Price reduction required by subparagraph (i), except (A) the Reference Date of such dividend or distribution shall be substituted as "the date fixed for the determination of shareholders entitled to receive such securities, rights or warrants or for such issuance" and "the date fixed for such determination" within the meaning of subparagraph (i) and (B) any Common Shares included in such dividend or distribution shall not be included in the "number of Fully-Diluted Shares outstanding at the close of business on the date fixed for such determination" within the meaning of subparagraph (i). In case any dividend or other distribution referred to in this subparagraph (iii) in respect of which an adjustment shall have been made shall not be paid or otherwise distributed on the date fixed therefor (as determined in good faith by the Board of the Company whose good faith determination shall be conclusive), the Conversion Price shall be readjusted to the Conversion Price that would have been in effect if no adjustment had been made on account of such dividend or other distribution.

                  (iv) Cash Distributions. In case the Company shall pay or make a dividend or other distribution to holders of record of its Common Shares exclusively in cash, the Conversion Price shall be reduced so that such price shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the effectiveness of the Conversion Price reduction contemplated by this subparagraph (iv) by a fraction of which the numerator shall be the current Market Price per Common Share on the Reference Date less the amount of cash so distributed applicable to one Common Share and the denominator shall be such current Market Price per Common Share, such reduction to become effective on the later to occur of (x) immediately prior to the opening of business on the day following the Reference Date and (y) the time at which such dividend or other distribution is unconditionally declared by the Board of the Company. In case any dividend or other distribution referred to in this subparagraph (iv) in respect of which an adjustment shall have been made shall not be paid or otherwise distributed on the date fixed therefor (as determined in good faith by the Board of the Company whose good faith determination shall be conclusive), the Conversion Price shall be readjusted to the Conversion Price that would have been in effect if no adjustment had been made on account of such dividend or other distribution.

                  (v) Fundamental Changes. If any Fundamental Change shall occur, then lawful and adequate provisions shall be made whereby the Holder shall have the right to receive, upon the basis and upon the terms and conditions specified herein, in lieu of the Common Shares of the Company immediately theretofore receivable upon the conversion of this Note, such shares of stock, securities or assets as may be issued or payable with respect to or in exchange for such number and class of Common Shares issuable upon conversion of this Note immediately prior to the occurrence of the Fundamental Change. In the case of any Fundamental Change, appropriate provision shall be made with respect to the rights and interests of the Holder to the end that the provisions hereof (including without limitation provisions for adjustment of the Conversion Price) shall thereafter be applicable, as nearly as may be, in relation to any shares of stock, securities or assets thereafter deliverable upon the exercise of any conversion rights hereunder.

                  (vi) Acquisition of Shares by Company. In case of an acquisition of Common Shares by the Company or any Subsidiary of the Company, the Conversion Price shall be reduced so that such price shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the effectiveness of the Conversion Price reduction contemplated by this subparagraph (vi) by a fraction of which the numerator shall be the number of Common Shares outstanding (including such acquired shares (the "Acquired Shares")) at the effective time of the acquisition multiplied by the current Market Price per Common Share on the Trading Day next succeeding such effective time and the denominator shall be the sum of (x) the Fair Market Value of the aggregate consideration payable to shareholders as a result of the Company's or Subsidiary's acquisition of the Acquired Shares and (y) the product of the number of Common Shares outstanding (less any Acquired Shares) at such effective time and the current Market Price per Common Share on the Trading Day next succeeding such effective time, such reduction to become effective immediately prior to the opening of business on the day following such Effective Time.

                  (vii) Tender or Exchange Offer. In case a tender or exchange offer made for all or any portion of the Company's Common Shares shall expire and result in the acquisition of Common Shares pursuant thereto and such tender or exchange offer shall involve the payment of consideration per Common Share having a Fair Market Value at the last time (the "Expiration Time") tenders or exchanges may be made pursuant to such tender or exchange offer (as it shall have been amended) that exceeds the current Market Price per Common Share on the Trading Day next succeeding the Expiration Time, the Conversion Price shall be reduced so that such price shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the effectiveness of the Conversion Price reduction contemplated by this subparagraph (vii) by a fraction of which the numerator shall be the number of Common Shares outstanding (including any tendered or exchanged shares) at the Expiration Time multiplied by the current Market Price per share of the Common Shares on the Trading Day next succeeding the Expiration Time and the denominator shall be the sum of
         (x) the Fair Market Value (at the Expiration Time) of the aggregate consideration payable to shareholders as a result of the acceptance (up to any maximum specified in the terms of the tender or exchange offer) of shares validly tendered or exchanged and not withdrawn as of the Expiration Time (the shares so accepted, up to any such maximum, being referred to as the "Purchased Shares") and (y) the product of the number of Common Shares outstanding (less any Purchased Shares) at the Expiration Time and the current Market Price per Common Share on the Trading Day next succeeding the Expiration Time, such reduction to become effective immediately prior to the opening of business on the day following the Expiration Time.

         (b) Conversion Price Adjustment Deferred. Notwithstanding the foregoing provisions of this Section 4.2, (i) no adjustment in the number of Common Shares into which this Note is convertible shall be required unless such adjustment would require an increase or decrease of at least 1% of the total number of Common Shares to be issued, and (ii) no adjustment in the Conversion Price shall be required unless such adjustment would require an increase or decrease in the Conversion Price of at least $.01 per share; provided, however, that any adjustments which by reason of this paragraph (b) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 4.2 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be. In addition, in the event that any event occurs that requires an adjustment pursuant to this Section 4.2, prior to the occurrence of a Liquidity Event, then each adjustment required by this
Section 4.2 shall be made separately (x) to the Base Conversion Price, as applicable prior to the occurrence of a Liquidity Event and (y) to the Conversion Price, with such adjustment to be applicable from and after the time that this Note becomes convertible pursuant to Section 4.1(a) hereof.

         (c) Adjustment Report. Whenever any adjustment is required in the Conversion Price or the shares into which this Note is convertible, the Company shall forthwith (i) file with each office or agency then maintained by the Company for the transfer of this Note a statement describing in reasonable detail the adjustment and the method of calculation used and (ii) cause a notice of such adjustment, setting forth the adjusted Conversion Price and the calculation thereof to be mailed to the Holder at its address as shown on the books of the Company. The certificate of any independent firm of public accountants of recognized standing selected by the Board certifying to the Board the correctness of any computation under this Section 4.2 shall be evidence of the correctness of such computation.

         (d) Notice of Certain Events. In the event that:

                  (i) the Company shall take action to make any distribution to the holders of its Common Shares;

                  (ii) the Company shall take action to offer for subscription pro rata to the holders of its Common Shares any securities of any kind;

                  (iii) the Company shall take action to accomplish any capital reorganization, reclassification of the Capital Stock of the Company (other than a subdivision, split or combination of its Common Shares), consolidation or merger to which the Company is a party and for which approval of any shareholders of the Company is required, or sale or transfer of all or substantially all of the assets of the Company; or

                  (iv) the Company shall take any action to accomplish a voluntary or involuntary dissolution, liquidation or winding-up of the Company;

         then the Company shall (A) in case of any such distribution or subscription rights, at least 20 days prior to the date or expected date on which the stock books of the Company shall close or a record shall be taken for the determination of holders entitled to such distribution or subscription rights, and (B) in the case of any such reorganization, reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding-up, at least 20 days prior to the date or expected date when the same shall be consummated, cause written notice thereof to be mailed to the Holder at its address as shown on the books of the Company. Such notice in accordance with the foregoing clause (A) shall also specify, in the case of any such distribution or subscription rights, the date or expected date on which the holders of Common Shares shall be entitled thereto, and such notice in accordance with the foregoing clause (B) shall also specify the date or expected date on which the holders of Common Shares shall be entitled to exchange their Common Shares for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding-up, as the case may be.

         (e) Common Shares. For the purposes of this Section 4.2, the term "Common Shares" shall mean (x) (i) the Common Shares or (ii) any other class of stock resulting from successive changes or reclassifications of such Common Shares consisting solely of changes in par value or from no par value to par value, or from par value to no par value and (y) any securities having economic terms similar to the Common Shares. In the event that at any time as a result of an adjustment made pursuant to the provisions of Section 4.2(a), the Holder shall become entitled to receive any shares of the Company other than Common Shares, thereafter the number of such other shares so receivable upon conversion of this Note shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Common Shares contained in Section 4.2(a), and the other provisions of this
Section 4.2 with respect to the Common Shares shall apply on like terms to any such other shares.

         (f) Fractional Shares. The Company shall not be required to issue fractional Common Shares upon the conversion of the Note. If more than one Investor Note shall be surrendered for conversion at one time by the same Noteholder, the number of full Common Shares issuable upon conversion thereof shall be computed on the basis of the aggregate principal amount so surrendered. If any fractional interest in a Common Share would be deliverable upon the conversion of this Note, the Company may pay, in lieu thereof, in cash the Closing Price thereof as of the Business Day immediately preceding the date of such conversion.

         (g) Reservation of Shares. The Company shall at all times reserve and keep available, free from preemptive rights, out of its authorized but unissued stock, for the purpose of effecting the conversion or redemption of the Investor Notes, such number of its duly authorized Common Shares as shall from time to time be sufficient for the conversion of all outstanding Investor Notes (and all Additional Notes that may be issued if the Company were to pay interest on the Investor Notes throughout the term thereof in Additional Notes pursuant to
Section 1.1 hereof) into Common Shares at any time. The Company shall, from time to time and in accordance with the Bermuda law, cause the authorized number of Common Shares to be increased if the aggregate of the number of authorized Common Shares remaining unissued and the issued Common Shares reserved for issuance in any other connection shall not be sufficient for the conversion of all outstanding (and issuable as set forth above) Notes into Common Shares at any time.

         (h) Additional Conversion Price Adjustments. The Company may make such reductions in the Conversion Price, in addition to those required by Section 4.2, as it considers to be advisable to avoid or diminish any income tax to holders of Common Shares or rights to purchase Common Shares resulting from any dividend or distribution of stock (or rights to acquire stock) or from any event treated as such for income tax purposes. The Company from time to time may reduce the Conversion Price by any amount for any period of time if the period is at least 20 days, the reduction is irrevocable during the period and the Board of Directors of the Company shall have made a determination that such reduction would be in the best interest of the Company, which determination shall be conclusive. Whenever the Conversion Price is reduced pursuant to the preceding sentence, the Company shall mail to the Holder a notice of the reduction at least 15 days prior to the date the reduced Conversion Price takes effect, and such notice shall state the reduced Conversion Price and the period it will be in effect.

         Section 4.3. Total Equity Value. (a) The Conversion Price for purposes of Section 4.1(c)(ii) shall be the result of a fraction, (x) the numerator of which is the sum of the amounts determined by multiplying the portion of the Total Equity Value allocated to each Tranche by the Tranche C.P. of such Tranche, up to and including the Tranche that includes the Total Equity Value, divided by (y) the Total Equity Value. All calculations of the Conversion Price under this Section 4.3 shall be made to the nearest cent. For greater certainty, the formula is set forth below, and Schedule A to this Note shows the Tranche, Tranche CP and Conversion Price at Total Equity Value ranging from $100,000,000 to $800,000,000.

                             (1)
                   SumProduct    (Tranches; Conversion Price)
                   ------------------------------------------
                               Total Equity Value


         (1) Sum Product = Multiply each Tranche by its respective Tranche C.P. and add the totals.

         (b) At any time that a Conversion Price must be determined, the "Total Equity Value" shall be determined as follows:

                  (i) The Board of Directors shall make a reasonable, good-faith determination of the Total Equity Value in accordance with paragraph
         (vi) below and shall submit such determination (the "Board Determination") for the approval of the Noteholders. The Total Equity Value shall be deemed to be the amount so determined by the Board if such amount is approved by the Majority Noteholders.

                  (ii) If the Majority Noteholders do not approve the Board Determination, then the Board of Directors, on the one hand, and the Noteholders, on the other hand, shall promptly commence good-faith negotiations to arrive at a joint determination of the Total Equity Value. If the Board and the Majority Noteholders agree to a determination of the Total Equity Value, then the Total Equity Value shall be deemed to be the amount so agreed.

                  (iii) If the Board of Directors and the Majority Noteholders do not arrive at a joint determination of the Total Equity Value within ten days of delivery by the Board of Directors to the Noteholders or by any Noteholder to the Board of Directors, as applicable, of written notice of the occurrence of an event giving rise to conversion or exchange, then no later than the 15th day after delivery of the written notice referenced in this clause (iii), the Board of Directors and the Majority Noteholders shall refer the matter to an independent valuation expert to be selected by mutual consent of the Board of Directors and the Majority Noteholders. If the independent valuation expert shall not have been agreed upon by such 15th day, then each of the Board of Directors and the Majority

         Noteholders shall, by the twentieth day after delivery of the written notice referenced in this clause (iii) select an independent valuation expert and instruct such expert to agree, no later than the twenty-fifth day following delivery of such notice, with the expert selected by the other party on a third independent valuation expert which shall perform the valuation hereunder. If any party shall fail to select an independent valuation expert and to instruct such expert as required by the immediately preceding sentence, then the independent valuation expert shall be the independent valuation expert selected by the other party. The determination of the independent valuation expert as provided in this clause (iii) shall be final and binding on the Company and the Holder and all fees and expenses of such expert shall be borne by the Company.

                  (iv) If the circumstance giving rise to a right of conversion by Noteholders or exchange by the Company is a Liquidity Event of the nature set forth in clause (5) of the definition of "Liquidity Events," the Total Equity Value shall be determined (by agreement of the Board of Directors and the Majority Noteholders or by the independent valuation expert, as applicable) with reference to the public offer price for the Common Shares, unless the public offer price does not reasonably reflect the equity value of the Company.

                  (v) If a Trading Market exists, the Total Equity Value shall be determined with reference to the market value of the Common Shares on the Trading Market, unless such market value does not reasonably reflect the equity value of the Company due to the lack of a sufficient volume of trading activity on such Trading Market or otherwise.

                  (vi) Negotiations and determination (in each case on behalf of the Company) of Total Equity Value shall be undertaken by the Independent Directors.

         Section 4.4. Delay in Calculation of Conversion Price. Subject to
Section 4.1(c)(ii), Section 5.4 and Section 6.1(f), in the event that the Holder desires to convert this Note at a time when the Conversion Price, as opposed to the Base Conversion Price, is in effect, and at that time the Conversion Price has not been finally determined pursuant to this Article 4 (the "time of price uncertainty"), then the Holder may at its option convert this Note at the Company's proposed Conversion Price and continue to participate with the Noteholders (as if this Note had not been converted) in any negotiation with the Company concerning the final Conversion Price and in any determination of the Majority Noteholders with respect thereto. In such event, the Holder will be entitled to receive from the Company, as soon as practicable following final determination of the Conversion Price, such number of additional Common Shares (and cash in lieu of fractional shares), if any, as such Holder would have been issued had such Holder converted this Note immediately after such determination. The Company shall provide the Holder with its proposed Conversion Price at any time of price uncertainty promptly upon request of the Holder.

                                   ARTICLE 5
                            REDEMPTION OF SECURITIES

         Section 5.1. Redemption. This Note shall not be redeemable at the option of the Company prior to April 21, 2013. On or after such date, this Note along with all other Investor Notes shall be redeemable at the option of the Company, in whole and not in part, on not less than 20 nor more than 40 days prior notice, in cash by wire transfer to a U.S. dollar account maintained by the Holder with a bank in the United States designated in writing by the Holder at 100% of the principal amount, plus accrued and unpaid interest to the Redemption Date (the "Redemption Price"); provided, that in the event of a Change of Control prior to or in connection with any such optional redemption, the Redemption Price will be the greater of the price set forth above and the Change of Control Put Price. The giving of a notice of optional redemption will not terminate the right of the Holder to convert this Note into Common Shares at any time prior to the effectiveness of such optional redemption.

         Section 5.2. Notice of Redemption.

         Notice of redemption shall be given by first-class mail, postage prepaid, mailed not less than 20 nor more than 40 days prior to the Redemption Date, to the Holder at the Holder's address appearing in the Register.

         All notices of redemption shall state:

                  (i) the date on which the Note will be redeemed (the "Redemption Date");

                  (ii) that on the Redemption Date the Redemption Price will become due and payable in respect of this Note and all other Investor Notes, the amount of the Redemption Price, and that interest thereon will cease to accrue on and after said date;

                  (iii) the place or places (which shall in no event be outside the continental United States) where the Note is to be surrendered for payment of the Redemption Price; and

                  (iv) that from and after the date on which such notice is first mailed or delivered, and until the Redemption Date, the Holder shall be entitled to convert this Note, the then-applicable Conversion Price, and a description of the procedures required pursuant to Article 4 hereof to convert this Note.

         Section 5.3. Notes Payable on Redemption Date. A notice of redemption having been given as aforesaid, unless converted, this Note shall on the Redemption Date become due and payable at the Redemption Price therein specified, and from and after such date (unless the Company shall default in the payment of the Redemption Price) shall cease to bear interest. Upon surrender of this Note for redemption in accordance with said notice, this Note shall be paid by the Company at the Redemption Price.

         If this Note is called for redemption and the Redemption Price for the
Note is not paid in full on the Redemption Date upon surrender thereof for redemption, then the Redemption Date shall be deemed not to have occurred and in that case (x) the Company will be required to comply with all provisions of this
Article 5 in order to redeem this Note as if the notice required by this Section
5.3 had not been delivered, (y) all payments of the Redemption Price shall be allocated first to any accrued and unpaid interest to the Redemption Date and then to the unpaid principal amount of this Note and (z) the unpaid principal amount of this Note shall, until paid, continue to bear interest at the rate prescribed herein, and all other terms and conditions of this Note shall continue to apply.

         Section 5.4. Determination of Conversion Price. If a notice of redemption has been given prior to final determination of the Conversion Price pursuant to Section 4.3 hereof, the Conversion Price shall be deemed to be the Base Conversion Price, as adjusted pursuant to Section 4.2 hereof.

                                   ARTICLE 6
                             CHANGE OF CONTROL OFFER

         Section 6.1. Change of Control Offer. (a) Upon a Change of Control, the Holder shall have the right to require that the Company repurchase all or any part (equal to $1,000 or an integral multiple thereof) of the Note at a purchase price in cash equal to 101% of the principal amount thereof plus accrued and unpaid interest thereon, if any, to the date of repurchase (the "Change of Control Put Price") (subject to the right of the Holder to receive interest due on the relevant interest payment date) in accordance with the terms contemplated in Section 6.1(b).

         (b) Within five Business Days following any Change of Control, and if the Conversion Price has not yet been determined pursuant to Section 4.3 hereof again within five Business Days following such final determination (including such determination pursuant to Section 6.1(f)), the Company shall mail a notice to the Holder (the "Change of Control Offer") stating:

                  (i) that a Change of Control has occurred and that the Holder has the right to require the Company to purchase all or a portion (equal to $1,000 or an integral multiple thereof) of the Note at a purchase price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest to the date of repurchase (subject to the right of the Holder to receive interest due on the relevant interest payment date if prior to the date of repurchase);

                  (ii) the circumstances and relevant facts and financial information regarding such Change of Control;

                  (iii) the repurchase date (which shall be no earlier than 30 days (or such shorter time period as may be permitted under applicable laws, rules and regulations) nor later than 60 days from the date such notice is mailed);

                  (iv) the instructions reasonably determined by the Company, consistent with this Section 6.01, that the Holder must follow in order to have this Note purchased;

                  (v) that the Holder has the right to convert this Note, at the then-applicable Conversion Price and including a statement of such price and a description of the procedures required pursuant to Article 4 hereof to convert this Note; and

                  (vi) if applicable, that the final Conversion Price has not yet been determined, and that upon such determination the Company will make another Change of Control Offer pursuant to this Article 6.

         (c) If the Holder elects to have the Note purchased, the Holder shall be required to (1) complete and manually sign the notice on the back of this Note (or complete and manually sign a facsimile of such notice) and deliver such notice to the Company and (2) surrender the Note to the Company at the address specified in the notice at least three Business Days prior to the purchase date. The Holder shall be entitled to withdraw its election if the Company receives not later than one Business Day prior to the purchase date a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note which was delivered for purchase by the Holder and a statement that the Holder is withdrawing his election to have the Note purchased. The Company will issue to the Holder a new Note equal in principal amount to such unpurchased portion.

         (d) On the purchase date, the Note, or any portion thereof, purchased by the Company under this Section 6.1 shall be cancelled, and the Company shall pay the purchase price determined pursuant to Section 6.1(b)(i) to the Holder.

         (e) The Company shall comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of the Note pursuant to this
Section 6.1. To the extent that the provisions of any applicable securities laws or regulations require the Company to act in a manner that conflicts with provisions of this Note relating to Change of Control Offers, the

Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 6.1 by virtue thereof.

         Notwithstanding the foregoing, if the final Conversion Price shall not have been determined within 60 days of the Change of Control, the Conversion Price shall be the Base Conversion Price.

                                   ARTICLE 7
                                EVENTS OF DEFAULT

         Section 7.1. Events of Default. The following shall be Events of
Default:

         (a) the Company or any Guarantor defaults in any payment of interest on any Investor Note, and such default continues for a period of 3 days;

         (b) the Company or any Guarantor (i) defaults in the payment of the principal of any Investor Note when the same becomes due and payable at its Maturity Date, upon required redemption or repurchase, upon declaration or otherwise, or (ii) fails to redeem or purchase Notes when required pursuant to the terms hereof;

         (c) the Company or any Guarantor fails to comply with Article 4,
Article 6 or Section 8.3 hereof;

         (d) the Company or any Guarantor fails to comply with any of its covenants in this Note or any Transaction Document (other than those referred to in paragraphs (a), (b) or (c) above) and such failure continues for 60 days after written notice of such failure shall have been delivered to the Company by a Noteholder or the Security Trustee;

         (e) the Company or any Subsidiary pursuant to or within the meaning of any Bankruptcy Law or otherwise shall be liquidated, dissolved, adjudicated insolvent, or shall fail to pay, or shall admit in writing its inability to pay its debts as they mature, or shall make a general assignment for the benefit of creditors; or the Company or any Subsidiary shall apply for or consent to the appointment of any receiver, custodian, trustee or similar officer for it or for all or any substantial part of its property, or such receiver, custodian, trustee or similar officer shall be appointed without the application or consent of the Company or any Subsidiary; or the Company or any Subsidiary shall institute (by petition, application, answer, consent or otherwise), or take any action to authorize the institution of, any bankruptcy, insolvency, reorganization, dissolution, liquidation or similar proceeding relating to the Company or any Subsidiary under the laws of any jurisdiction or takes any comparable action under any foreign laws relating to insolvency; or any such proceeding shall be instituted (by petition, application or otherwise) against the Company or any Subsidiary and such proceeding shall not be dismissed within 60 days after being instituted;

         (f) (i) any Security Document or any security interest granted thereby shall be held in any judicial proceeding to be unenforceable or invalid, or not perfected, or shall cease or fail for any reason to be in full force and effect or to create or constitute a security interest with the priority and effect required under the Security Trust Deed and such default or failure continues for 10 days after written notice, or (ii) the Company or any Guarantor, or any Person acting on behalf of such Guarantor, shall deny or disaffirm its obligations under this Note or any Security Document;

         (g) A representation or warranty made or repeated by the Company or any Guarantor in or in connection with this Note or any Security Document or in any certificate or statement delivered by or on behalf of the Company or any Guarantor under or in connection with this Note or any Security Document is incorrect in any material respect when made or deemed to have been made or repeated;

         (h) The Company and its Subsidiaries (taken as a whole) cease to carry on all or a substantial part of its business;

         (i) The Company or any Subsidiary (x) sells or otherwise transfers or disposes of, or abandons, the Network or any material part of it, or (y) ceases to have good and marketable title in fee simple to, or have valid rights to lease or otherwise use, all items of real and personal property that are material to the Network, in each case free and clear of all Security Interests (other than Security Interests in favor of the Security Trustee as provided under the Security Documents), claims and defects and imperfections of title except such as do not materially interfere with the use made and proposed to be made of such Network under the Viatel Business Plan;

         (j) Any litigation, arbitration or administrative proceedings of or before any court, arbitral body or agency have been started against the Company or any Subsidiary where there is a reasonable likelihood of an adverse outcome to the Company or any Subsidiary where that outcome is of a nature which would have a Material Adverse Effect;

         (k) All or a material part of the undertakings, assets, rights or revenues of, or shares or other ownership interests in, the Company or any material Subsidiary are seized, expropriated, nationalised or otherwise compulsory acquired by or under the authority of any government or government entity; or

         (l) Prior to the Majority Conversion Date, the Company shall take or permit any of its Subsidiaries to take any action that would require adjustment pursuant to Section 4.2 unless (x) no agreement is necessary pursuant to the definition of Fair Market Value to effect such adjustment or (y) prior to the effective time of such action an agreement has been reached in good faith pursuant to that definition.

         Section 7.2. Acceleration of Maturity; Rescission and Annulment. If an Event of Default (other than an Event of Default specified in Section 7.1(e) with respect to the Company) occurs and is continuing, then and in every such case the Majority Noteholders may declare the principal of, and all accrued and unpaid interest under, all Investor Notes, including this Note, to be due and payable immediately, by a notice in writing to the Company, and upon any such declaration such principal and interest shall become due and payable immediately. If an Event of Default specified in Section 7.1(e) with respect to the Company occurs, the principal of and interest on this Note shall ipso facto become and be immediately due and payable without any declaration or other act on the part of any Holders.

         Notwithstanding any of the foregoing, at any time after such a declaration of acceleration has been made and before a judgment or decree for payment of the money due has been obtained, the Majority Noteholders may rescind and annul such declaration and its consequences if it so notifies the Company in writing of its desire to do so. No such rescission and annulment shall affect any subsequent default or impair any right consequent thereon.



                                   ARTICLE 8
                                    COVENANTS

         Section 8.1. Payment of Notes. The Company shall promptly pay the principal of and interest on this Note on the dates and in the manner provided herein. The Company shall, to the extent lawful, pay interest on overdue principal and overdue installments of interest to the extent and in the manner set forth in Section 1.1(g) of this Note.

         Section 8.2. Information requirements. The Company shall comply with Sections 4.2 and 4.3 of the Shareholders Agreement.

         Section 8.3. Compliance with Bye-Laws. Prior to the Majority Conversion Date, the Company shall, and shall cause all of its Subsidiaries to, comply with all of the terms and conditions of Section 76A and Schedule 2 of the Amended Bye-Laws.

         Section 8.4. Compliance Certificate. The Company shall deliver to the Holder within 120 days after the end of each fiscal year of the Company an Officers' Certificate stating that in the course of the performance by the signers of their duties as Officers of the Company they would normally have knowledge of any Default and whether or not the signers know of any Default that occurred during such period. If they do, the certificate shall describe the Default, its status and what action the Company is taking or proposes to take with respect thereto.

                                   ARTICLE 9
                                   DEFINITIONS

         Section 9.1. Definitions. The following terms shall have the meanings set forth below:

         "Additional Notes" means additional 8% Convertible Senior Secured Notes due 2014, having terms and conditions identical to those of this Note, and which are issued in face amount equal to interest that would otherwise be payable in cash on this Note or on such Notes or any other Investor Note.

         "Affiliate" of any specified Person means any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

         "Amended Bye-Laws" means the Bye-Laws of the Company, as amended and restated in the form attached as Exhibit A to the Purchase Agreement.

         "Bankruptcy Law" means Title 11, United States Code, or any similar Federal, state or foreign law for the relief of debtors.

         "Base Conversion Price" has the meaning set forth in Section 4.1(c)(i).

         "Board of Directors" means the Board of Directors or any committee thereof duly authorized to act on behalf of the Board of Directors.

         "Business Day" means each day which is not a Legal Holiday.

         "Capital Stock" of any Person means any and all shares, partnership, membership or other interests, participations or other equivalents of or interests in (however designated) equity of such Person, including any Preferred Stock (but excluding any debt securities convertible into such equity) and any rights to purchase, warrants, options or similar interests with respect to the foregoing.

         "Change of Control" means the occurrence (x) of a Liquidity Event, (y) of the adoption of a plan relating to the liquidation or dissolution of the Company, or (z) at any time following the occurrence of a Liquidity Event, of any of the following events:

         (a) (i) any "person" (as such term is used in Section 13(d)(3) of the Exchange Act), other than one or more Permitted Holders, becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a person shall be deemed to have "beneficial ownership" of all shares that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 40% of the total voting power of the Voting Stock of the Company, whether as a result of issuance of securities of the Company, any merger, consolidation, liquidation or dissolution of the Company, any direct or indirect transfer of securities by any Permitted Holder or otherwise, and (ii) the Permitted Holders "beneficially own" (as defined in clause (i) above), directly or indirectly, in the aggregate a lesser percentage of the total voting power of the Voting Stock of the Company, than such other person and do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the Board of Directors; or

         (b) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors (together with any new directors or members of such governing body, as the case may be, whose designation or election to such Board of Directors, or whose nomination for election by the shareholders of the Company, (x) was approved by a vote of a majority of the directors of the Company then still in office who were either directors or members of such governing body, as the case may be, at the beginning of such period or whose election or nomination for election was previously so approved or (y) was effected in accordance with Sections 83A, 83B and 83C of the Amended Bye-Laws), cease for any reason to constitute a majority of the Board of Directors, then in office; or

         (c) the merger or consolidation of the Company with or into another Person or the merger of another Person with or into the Company, or the sale of all or substantially all the assets of the Company to another Person (other than a Person that is controlled by the Permitted Holders), and, in the case of any such merger or consolidation, the securities of the Company that are outstanding immediately prior to such transaction and which represent 100% of the aggregate voting power of the Voting Stock of the Company are changed into or exchanged for cash, securities or property, unless pursuant to such transaction such securities are changed into or exchanged for, in addition to any other consideration, securities of the surviving Person or transferee that represent immediately after such transaction, at least a majority of the aggregate voting power of the Voting Stock of the surviving Person or transferee or a Person controlling such surviving Person or transferee.

         "Change of Control Offer" has the meaning set forth in Section 6.1(b).

         "Change of Control Put Price" has the meaning set forth in Section 6.1(a).

         "Closing Date" means April 21, 2004.

         "Common Shares" means the Common Shares of the Company, par value $0.01 per share.

         "Company" has the meaning set forth in the preamble.

         "Conversion Date" has the meaning provided in Section 4.1(d).

         "Conversion Price" has the meaning set forth in Section 4.1(c).

         "Default" means any event which is, or after notice or passage of time or both would be, an Event of Default.

         "Equity Incentive Plan" has the meaning set forth in the Purchase Agreement.

         "Event of Default" has the meaning set forth in Section 7.1.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         "Expiration Time" has the meaning set forth in Section 4.2(a)(vii).

         "Executive Agreement" means that employment agreement dated as of April 21, 2004, between Lucy Woods and the Company in the form attached as Exhibit B to the Purchase Agreement.

         "Fair Market Value" of any asset or property mean the fair market value of the same (a) at any time prior to the Majority Conversion Date, as agreed to in good faith by the Independent Directors and the Majority Noteholders and (b) at any time on or after the Majority Conversion Date, as determined in good faith by the Board, whose good faith determination shall be conclusive and described in a resolution of the Board.

         "Fully-Diluted Shares" means the number of Common Shares issued and outstanding assuming the exercise of all outstanding options, warrants and rights to acquire, and the conversion of any securities convertible or exercisable into, Common Shares (including all Investor Notes), whether or not then vested, convertible or exercisable.

         "Fundamental Change" means, with respect to the Company, the occurrence of any transaction to which the Company is a party (including without limitation any recapitalization or reclassification of the Common Shares (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination of the Ordinary), any consolidation of the Company with, or merger of the Company into, any other person, any merger of another person into the Company (other than a merger which does not result in a reclassification, conversion, exchange or cancellation of outstanding Common Shares of the Company) or any sale or transfer of all or substantially all of the assets of the Company or any compulsory share exchange) pursuant to which all Common Shares are converted into or exchangeable for the right to receive other securities, cash or other property.

         "Guarantee" means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any indebtedness of any other Person and any obligation, direct or indirect, contingent or otherwise, of such Person
(a) to purchase or pay (or advance or supply funds for the purchase or payment of) such indebtedness of such other Person (whether arising by virtue of partnership arrangements, or by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (b) entered into for purposes of assuring in any other manner the obligee of such indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided, however, that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

         "Guarantor" means any Subsidiary that has issued a Guarantee of this Note under the Security Trust Agreement.

         "Holder" has the meaning set forth in the preamble, as further described in Section 2.1.

         "Independent Directors" means a committee of the Board consisting solely of "independent directors" as defined in Section 10A(m) of the Exchange Act.

         "Interest Payment Date" has the meaning set forth in Section 1.1(b).

         "Investor Group" means each Purchaser (as defined in the Purchase Agreement) and each of their respective Affiliates.

         "Investor Notes" means this Note and each other 8% Convertible Senior Secured Note due 2014 of the Company on the date of issuance set forth above pursuant to the Purchase Agreement, as well as the Additional Notes and the 8% Convertible Senior Secured Notes due 2014 of the Company issued pursuant to the Executive Agreement.

         "Legal Holiday" is a Saturday, a Sunday or other day on which banking institutions are not open for general business in London or New York.

         "Liquidity Event" means the occurrence of any of the following events:

         (1) (A) if any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than one or more Permitted Holders or members of the Investor Group, is or becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that such person shall be deemed to have "beneficial ownership" of all shares that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time or upon the occurrence of an event, including all Common Shares issuable upon conversion of the Investor Notes), directly or indirectly, of more than 50% of the total voting power of the Company (or its successor by merger, consolidation or purchase of all or substantially all of its assets) (for the purpose of this clause, such person shall be deemed to beneficially own any voting stock of the Company held by an entity, if such person "beneficially owns" (as defined above), directly or indirectly, more than 50% of the voting power of such entity) and (B) the members of the Investor Group beneficially own (as defined above), directly or indirectly, in the aggregate a lesser percentage of the total voting power of the Company (or such successor) than such person.

         (2) if:

               (A) any "person" (as defined above)

                  (x) other than any member of the Investor Group, or

                  (y) if, no later than 60 Business Days following the Event Date (as defined below), the Board of Directors (with the Directors that are affiliated with Noteholders abstaining) notifies the Noteholders that it desires such event to be a Liquidity Event, including any member of the Investor Group, is or becomes the beneficial owner (as defined above, except that solely for purposes of this clause (2) such person shall be deemed not to have "beneficial ownership" of any shares that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time or upon the occurrence of an event, through conversion of the Investor Notes), directly or indirectly, of more than 35% of the outstanding Common Shares of the Company (or its successor by merger, consolidation or purchase of all or substantially all of its assets) (for the purpose of this clause, such person shall be deemed to beneficially own any voting stock of the Company held by an entity, if such person "beneficially owns" (as defined above), directly or indirectly, more than 35% of the voting power of such entity) (the date of such event or occurrence being referred to herein as the "Event Date"); and

              (B) in either such case, the Majority Noteholders agree in writing
                  (within 60 Business Days following receipt of written notice of the Event Date, together with notice of the proposed Conversion Price) that such event shall be deemed a Liquidity Event.

         (3) the adoption by the shareholders of the Company of a plan or proposal for the liquidation or dissolution of the Company, provided that the Majority Noteholders agree in writing (no later than 20 Business Days following receipt of written notice of adoption of such plan or proposal) that such event shall be deemed a Liquidity Event;

         (4) consummation of a scheme of arrangement, reorganization, merger, statutory share exchange or consolidation or similar corporate transaction involving the Company or any of its Subsidiaries, a sale or other disposition of all or substantially all of the assets of the Company and each of its Subsidiaries, taken as a whole, or the acquisition of the assets or stock of another entity by the Company or any of its Subsidiaries (each, a "Business Combination"), in each case unless, following such Business Combination, (A) all or substantially all of the individuals and entities that were the beneficial owners (as defined in clause (1) above) of the Common Shares (or of options, warrants, rights or other securities convertible into or exercisable for Common Shares) of the Company immediately prior to such Business Combination beneficially own (as defined in clause (1) above), directly or indirectly, more than 67% of the then-outstanding voting power of the corporation resulting from such Business Combination in substantially the same proportion as their ownership immediately prior to such Business Combination of the outstanding Common Shares (or options, warrants, rights or other securities convertible into or exercisable for Common Shares) of the Company and (B) no person (excluding any corporation resulting from such Business Combination or any employee benefit plan or related trust of the Company or such corporation resulting from such Business Combination) beneficially owns (as defined in clause (1) above), directly or indirectly, 20% or more (on a fully-diluted basis) of the voting power of the corporation resulting from such Business Combination, except if such Person owned 20% or more (on a fully diluted basis) of such voting power prior to the Business Combination.

         (5) if the Company effects a public offering for cash of an amount of its Common Shares equal to at least 20% of the Common Shares of the Company and, following such offering, the Common Shares of the Company are registered with the U.S. Securities and Exchange Commission pursuant to the Exchange Act or traded either on a U.S. or foreign securities exchange or in the National Association of Securities Dealers Automated Quotation System.

         (6) there occurs an Event of Default or an Event of Default is threatened by the Company, provided that the Majority Noteholders agree in writing (within 20 Business Days following receipt of written notice thereof) that such event shall be deemed a Liquidity Event.

         "Majority Conversion Date" means the date that a majority in principal amount of the Investor Notes issued on the Closing Date has been converted into Common Shares.

         "Majority Noteholders" means, at any time, the Noteholders holding a majority of the principal amount of the Investor Notes outstanding at such time.

         "Market Price" means, with respect to a particular security, on any given day, the average of the highest and lowest reported sale prices regular way or, in case no such reported sales take place on such day, the average of the highest asked and lowest bid prices regular way, in either case on the principal national securities exchange on which the applicable security is listed or admitted to trading, or if not listed or admitted to trading on any national securities exchange, (i) the average of the highest and lowest sale prices for such day reported by the Nasdaq Stock Market if such security is traded over-the-counter and quoted in the Nasdaq Stock Market and a Trading Market exists, or (ii) if such security is so traded, but not so quoted, and a Trading Market exists, the average of the highest reported asked and lowest reported bid prices of such security as reported by the Nasdaq Stock Market or any comparable system, or (iii) if such security is not listed on the Nasdaq Stock Market or any comparable system, and a Trading Market exists, the average of the highest asked and lowest bid prices as furnished by two members of the National Association of Securities Dealers, Inc. selected from time to time by the Company for that purpose. If such security is not listed and traded in a manner that the quotations referred to above are available for the period required hereunder, or a Trading Market otherwise does not exist, the Market Price per share of Common Shares shall be derived by dividing the Total Equity Value (as determined as set forth in Section 4.3) at such time by the total number of Fully-Diluted Shares outstanding at such time.

         "Material Adverse Effect" means a material adverse effect on the assets, liabilities, business, condition (financial or otherwise), results of operations or prospects of the Company and its Subsidiaries taken as a whole, or any other circumstance that in any manner would be expected to materially adversely affect the interests of the Holder in the Note.

         "Maturity Date" has the meaning set forth in the preamble.

         "Morgan Stanley" means Morgan Stanley & Co. Incorporated.

         "Network" means the telecommunications network in Belgium, France, Germany, the Netherlands, Switzerland, United Kingdom and the United States operated or to be operated by the Company and its Subsidiaries (including all apparatus, equipment and telecommunications systems of every description which is installed and operated in connection therewith).

         "Note Documents" means this Note, the Security Trust Agreement, and the Security Documents.

         "Noteholders" means all registered owners of the Investor Notes.

         "Note" means this Note, as amended, supplemented, extended, restated, renewed, replaced, refinanced or otherwise modified, in each case from time to time and whether in whole or in part..

         "Obligations" means all obligations of the Company and the Guarantors under this Note and the other Note Documents, including obligations to the Security Trustee, whether for payment of principal of or interest on this Note and all other monetary obligations of the Company and the Guarantors under this Note and the other Note Documents, whether for fees, expenses, indemnification or otherwise.

         "Officer" means the Chairman of the Board, the Chief Executive Officer, the Chief Financial Officer, the President, any Vice President, the Treasurer, any Assistant Treasurer, the Secretary or any Assistant Secretary of the Company. "Officer" of a Guarantor has a correlative meaning.

         "Officers' Certificate" means a certificate signed by two Officers of each Person issuing such certificate. For the avoidance of doubt, any Officers' Certificate to be delivered by the Company pursuant to this Note shall be signed by two Officers of the Company.

         "Permitted Holders" means Morgan Stanley and its Affiliates and any Person acting in the capacity of an underwriter in connection with a public or private offering of the Company's Capital Stock.

         "Person" means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

         "Preferred Stock", as applied to the Capital Stock of any Person, means Capital Stock of any class or classes (however designated) that is preferred as to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over shares of Capital Stock of any other class of such Person.

         "Purchase Agreement" means the Investment and Note Purchase Agreement, dated as of April 21, 2004, by and among the Company, the Purchasers and the Special Share Purchaser (as such terms are defined therein).

         "Purchased Shares" has the meaning set forth in Section 4.2(a)(vii).

         "Qualified Shareholder" means each Person that holds Common Shares acquired upon conversion of an Investor Note.

         "Redemption Date" has the meaning set forth in Section 5.2(i).

         "Redemption Price" has the meaning set forth in Section 5.1.

         "Reference Date" means, with respect to any dividend or other distribution, the Trading Day prior to the date on which the Common Shares first trades in its principal market with a Market Price that reflects the absence of a right to receive such dividend or other distribution or, if a Trading Market does not exist, means the date set in good faith by two-thirds vote of the Board of Directors.

         "Register" has the meaning set forth in Section 2.1.

         "Registration Rights Agreement" means the Registration Rights Agreement dated April 21, 2004 by and among the Company and the other parties thereto.

         "Securities Act" means the Securities Act of 1933, as amended.

         "Security Documents" means the Security Trust Agreement and any mortgages, charges, assignments or other Security Interests from time to time granted by the Company or the Guarantors to the Security Trustee pursuant to the Security Trust Agreement or any other such security document.

         "Security Interest" means any mortgage, sub-mortgage, security assignment, standard security, charge, sub-charge, pledge, lien, right of set-off or other encumbrance or security interest of any kind, however created or arising.

         "Security Trust Agreement" means the Security Trust and Intercreditor Deed, dated as of April 21, 2004, by and among the Company, the Guarantors, the Security Trustee and the Noteholders.

         "Security Trustee" means The Law Debenture Trust Corporation p.l.c. and its successors and assigns under the Security Trust Agreement.

         "Shareholders Agreement" means the Shareholders Agreement dated as of April 21, 2004 among the Company and the other parties thereto.

         "Subsidiary" of any Person means any corporation, association, partnership or other business entity of which more than 50% of the total Voting Stock is at the time owned or controlled, directly or indirectly, by (a) such Person, (b) such Person and one or more Subsidiaries of such Person or (c) one or more Subsidiaries of such Person.

         "Time of Price Uncertainty" has the meaning set forth in Section 4.4.

         "Total Equity Value" means, as of any date of determination, the total equity value of the Company on such date determined in accordance with the procedure set forth in Section 4.3 (it being understood and agreed that the equity value of the Company includes the value of all outstanding equity and all equity issuable upon conversion, exercise or exchange of outstanding convertible, exercisable or exchangeable securities that are in-the-money, net of all debt and convertible debt securities that are at or not in-the-money).

         "Trading Day" means a day on which securities are traded or quoted on the national securities exchange or quotation system or in the over-the-counter market used to determine the Market Price.

         "Trading Market" shall be deemed to exist at such time as the Common Shares are (i) registered under the Exchange Act and (ii) listed on the New York Stock Exchange or traded on the NASDAQ Standard 3 Marketplace or admitted to the list maintained by the relevant Governmental Authority or to any other approved exchange or recognized overseas investment exchange (within the meanings thereof given in Part VI and Part XV(III of the Financial Services and Markets Act 2000 respectively), or are otherwise traded in a manner that has been determined to be a Trading Market by the Board of Directors of the Company with the consent of either (x) prior to the Majority Conversion Date, holders of a majority of the principal amount of the Notes issued on the Closing Date, or (y) following the Majority Conversion Date, holders of a majority of the Common Shares of the Company held by Qualified Shareholders.

         "Tranche" means a level of Total Equity Value set forth on Schedule A.

         "Tranche C.P." means, for any level of Total Equity Value set forth on Schedule A, the number specified in the column labeled "Tranche C.P." for such level.

         "Transaction Document" means the Investor Notes, the Registration Rights Agreement, the Purchase Agreement, the Shareholders Agreement and the Security Documents.

         "transfer" has the meaning set forth in Section 2.2.

         "Uniform Commercial Code" means the New York Uniform Commercial Code as in effect from time to time.

         "Viatel Business Plan" means the business plan of Company and its Subsidiaries presented to the Investors (as defined in the Purchase Agreement) on January 27, 2004, including any revised business plan approved by the holder of the Special Share (as defined in the purchase Agreement).

         "Voting Stock" of a Person means all classes of Capital Stock or other interests (including partnership interests) of such Person then outstanding and normally entitled at the time to vote in the election of directors, managers or trustees thereof.

         Section 9.2. Interpretation. Unless the context otherwise requires:

                  (i) a term has the meaning assigned to it;

                  (ii) an accounting term not otherwise defined has the meaning assigned to it in accordance with generally accepted accounting principles;

                  (iii) references to "generally accepted accounting principles" shall mean generally accepted accounting principles in effect as of the time when and for the period as to which such accounting principles are to be applied;

                  (iv) "or" is not exclusive;

                  (v) words in the singular include the plural, and in the plural include the singular;

                  (vi) provisions apply to successive events and transactions;

                  (vii) "including" means including without limitation; and

                  (viii) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified.

                                   ARTICLE 10
                                  MISCELLANEOUS

         Section 10.1. Notices. Any notice or communication to be given according to the terms of this Note shall be governed by the terms and conditions for the giving of notices under Section 9.04 of the Purchase Agreement. Failure to mail a notice or communication to a Noteholder or any defect in it shall not affect its sufficiency with respect to other Noteholders.

         Section 10.2. No Recourse Against Others. A director, officer, employee or shareholder, as such, of the Company shall not have any liability for any obligations of the Company under this Note or for any claim based on, in respect of or by reason of such obligations or their creation. Each Noteholder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of this Note.

         Section 10.3. Amendment. The provisions of this Note may be amended, modified or waived if the Majority Noteholders shall, by written consent delivered to the Company, consent to such amendment, modification or waiver; provided, however, that no such waiver shall extend to or affect any covenant set forth herein except to the extent so expressly waived and, until such waiver shall become effective, the obligations of the Company in respect of any such covenant shall remain in full force and effect; and provided further that no such amendment, modification or waiver (i) which would modify any requirement hereunder that any particular action be taken by all of the Noteholders, or by Noteholders of a specified percentage of the aggregate principal amount of the outstanding Investor Notes, shall be effective unless consented to by all of the Noteholders or by Noteholders of such specified percentage, respectively, or
(ii) which would extend the due date for, or reduce the amount of, or form of, any payment of principal of or interest on any Investor Note shall be made without the consent of the Noteholder of such Investor Note. Any such amendment, modification or waiver consented to by the Majority Noteholders shall be binding on all Noteholders.

         Section 10.4. Governing Law; Jurisdiction; Waiver of Trial by Jury. (a) This Note shall be construed in accordance with the internal laws of the State of New York without regard to the conflicts of laws provisions thereof. The Company hereby irrevocably submits to the jurisdiction of any court of the State of New York located in the County of New York or the United States District Court for the Southern District of the State of New York, any appellate courts from any thereof (any such court, a "New York Court") or any court of the United Kingdom located in London, or any appellate courts from any thereof (any such court, a "U.K. Court"), for the purpose of any suit, action or other proceeding arising out of or relating to this Note or under any applicable securities laws and arising out of the foregoing, which is brought by or against the Company, and the Company hereby irrevocably agrees that all claims in respect of any such suit, action or proceeding will be heard and determined in any New York Court or U.K. Court. The Company hereby agrees not to commence any action, suit or proceeding relating to this Note other than in a New York Court except to the extent mandated by applicable law. The Company hereby waives any objection that it may now or hereafter have to the venue of any such suit, action or proceeding in any such court or that such suit, action or proceeding was brought in an inconvenient court and agree not to plead or claim the same. EACH PARTY TO THIS NOTE HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER THIS NOTE

OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT THIS NOTE, OR THE TRANSACTIONS RELATED HERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER FOUNDED IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS NOTE MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE SIGNATORIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

         (b) The submission to the jurisdiction referred to in the preceding paragraph shall not limit the right of the Holder to take proceedings against the Company in courts of any other competent jurisdiction nor shall the taking of proceedings against the Company in any one or more jurisdictions preclude the taking of proceedings against the Company in any other jurisdiction (whether concurrently or not) if and to the extent permitted by applicable law.

         (c) The Company agrees that the process by which any suit, action or proceeding is begun in connection with this Note may be served on it at its principal place of business in the United Kingdom for the time being. If the Company ceases to have a principal place of business in the United Kingdom, it shall immediately appoint a further person in the United Kingdom to accept service of process on its behalf in such jurisdiction. Nothing contained herein shall affect the right of the Company or the Holder to serve process in any other manner permitted by law. In addition, the Company acknowledges and agrees that (a) it has, by separate letter, irrevocably appointed CT Corporation System, as its authorized agent upon which process may be served in any suit or proceeding against the Company arising out of or relating to this Note or under any securities laws of the United States or any state thereof and arising out of the foregoing, (b) it has, prior to the date hereof, paid such agent an amount in cash sufficient to procure such agent's services for eleven years from the date hereof and (c) service of process upon such agent, and written notice of said service to the Company by the person serving the same to the address provided above, shall be deemed in every respect effective service of process upon the Company in any such suit or proceeding. The Company agrees to take any and all action as may be necessary to maintain such designation and appointment of such agent in full force and effect for a period of at least eleven years from the date of this Note.

         Section 10.5. Successors. All agreements of the Company in this Note shall bind its successor.

         Section 10.6. Severability. If any one or more of the provisions contained in this Note shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Note and such provision shall be interpreted to the fullest extent permitted by the law; provided that the Company and the Holder shall use their reasonable best efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such provision.

         Section 10.7. Headings, etc. The headings of the Articles and Sections of this Note have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

         Section 10.8. Enforcement. The Company agrees to pay all fees (including legal fees) and expenses which the Holder may reasonably incur as a result of any contest by the Holder of the liability of the Company under any provision of this Note in which a final and non-appealable decision or settlement is made that the Company is liable to the Holder in substantially such a manner as is claimed by the Holder.

         Section 10.9. Specific Performance. The Company acknowledges that the Holder would not have an adequate remedy at law for money damages in the event that the terms of this Note were not performed in accordance with its terms, and therefore agrees that the Holder shall be entitled to (in addition to any other remedy to which the Holder may be entitled, at law or in equity) injunctive relief, including specific performance, to enforce such obligations, without the posting of any bond and if any action should be brought in equity to enforce any of the provisions of this Note, the Company shall not raise the defense that there is an adequate remedy at law.

         Section 10.10. Non-Waiver; Remedies Cumulative. Holder shall not, by any act of omission or commission, be deemed to waive any of its rights or remedies hereunder unless such waiver be in writing and signed by Holder and then only to the extent specifically set forth therein; a waiver on one occasion shall not, except as specifically set forth therein, be construed as continuing or as a bar to or waiver of a right or remedy on any other occasion. All remedies conferred upon Holder by this Note shall be cumulative and none is exclusive, and such remedies may be exercised concurrently or consecutively at Holder's option.

         Section 10.11. Waiver. The Company hereby waives presentment for payment, protest and demand, and, except as specifically set forth or required herein or hereunder, notice of protest, intent, demand, dishonor and nonpayment of this Note and all other notices of any kind.

         Section 10.12. Assignment. This Note and the rights, duties and obligations hereunder may not be assigned or delegated by the Company without the prior written consent of the Holder.

         Section 10.13. Entire Agreement. This Note and the agreements, documents and instruments executed in connection herewith, constitutes the entire agreement of the Company and the Holder with respect to the subject matter hereof and supersedes all prior and contemporaneous agreements, representations, understandings, negotiations and discussions between the Company and the Holder, whether oral or written, with respect to the subject matter hereof.

         Section 10.14. Time of the Essence. Time is of the essence with respect to all of the obligations and agreements specified in this Note.



                                           VIATEL HOLDING (BERMUDA) LIMITED


                                           By:
                                                 ---------------------------
                                                 Name:
                                                 Title:

                              [FORM OF ASSIGNMENT]

The undersigned Holder, hereby     *     to (herein called the "Assignee"),
     **       interest of the undersigned in this Note, with the effect and subject to the provisions set forth in this Note, such assignment to be effected by delivery of this Note to the Company with this assignment properly completed in accordance with the terms and conditions of this Note, such transfer or assignment to become effective on, and not to be effective for any purpose until, the Company has acknowledged such transfer or assignment and executed and delivered a new Note to the (partial) Assignee registered in the name of the (partial) Assignee (and, in the case of a partial assignment, a new Note to the undersigned Holder).

Dated:
      --------------         -----------------------------------------
                                       Signature
                               (Use exact name of Holder as shown on this Note)

Fill in for registration of new Note:


-----------------------------



-----------------------------



-----------------------------
Please print address of Assignee (including zip code)

The undersigned, [insert name of assignee], hereby agrees to all of the terms and provision of the Shareholders Agreement, and agrees to be bound thereby, and agrees to execute any documents reasonably requested by the Company or the Majority Noteholders to effect the foregoing.


-----------------------------

Signature of Assignee

----------

* Insert, as appropriate, the words "transfers", "assigns", or followed by a description of the obligation, "pledges as security for".

**    Insert, as appropriate, the words "(100%) the entire" or, preceded by a percentage less than 100% in parentheses, "a partial".

         Notice of the foregoing assignment is hereby acknowledged and approved.

                                     VIATEL HOLDING (BERMUDA) LIMITED


                                     By
                                       ------------------------


Dated:
      ---------------

               [FORM OF CONVERSION NOTICE PURSUANT TO SECTION 4.1]


TO VIATEL HOLDING (BERMUDA) LIMITED:

         The undersigned Holder of this Note hereby irrevocably exercises the option to convert this Note into Common Shares of VIATEL HOLDING (BERMUDA) LIMITED in accordance with the terms of this Note, and directs that the shares and the Common Shares issuable and deliverable upon the conversion be issued and delivered to the Holder hereof unless a different name has been indicated below. If shares are to be issued in the name of a person other than the Holder, the Holder will pay all transfer taxes payable with respect thereto.

         [If conditional: This exercise is conditioned upon ______________________________________________________, and shall become effective [immediately prior to] [at the same time as] [immediately following] satisfaction of such condition.]


                                ----------------------------
                                             Signature
                                (Use exact name of Holder as shown on this Note)




Dated:
      -------------



Fill in for registration
  of shares and the Conversion Security:



-----------------------------


-----------------------------


-----------------------------
(Please print name and address,
    including zip code)


                                       -----------------------------
                                       Social Security or other Taxpayer
                                       Identification Number

                       [FORM OF OPTION OF HOLDER TO ELECT
                       ----------------------------------
                   PURCHASE PURSUANT TO SECTION 6.1 - CHANGE
                   -----------------------------------------
                                  OF CONTROL]
                                  -----------

TO VIATEL HOLDING (BERMUDA) LIMITED:

The undersigned Holder hereby elects to have the Company repurchase [all] [
    *       principal amount] of this Note pursuant to Section 6.1 of this Note.


Dated:
      --------------         -----------------------------------------
                                       Signature
                               (Use exact name of Holder as shown on this Note)


* If Note to be repurchased in part, state the amount ($1,000 or integral multiple thereof).

                                   SCHEDULE A
                       CONVERSION PRICE CALCULATION CHART

------------------------- -------------- ----------------- ---------------------
Total Equity Value (US$)  Tranche        Tranche C.P.      Conversion Price
------------------------- -------------- ----------------- ---------------------
     100,000,000           100,000,000           0.75               0.75
     101,000,000           1,000,000             0.76               0.75
     102,000,000           1,000,000             0.78               0.75
     103,000,000           1,000,000             0.79               0.75
     104,000,000           1,000,000             0.81               0.75
     105,000,000           1,000,000             0.82               0.75
     106,000,000           1,000,000             0.83               0.75
     107,000,000           1,000,000             0.85               0.75
     108,000,000           1,000,000             0.86               0.75
     109,000,000           1,000,000             0.88               0.76
     110,000,000           1,000,000             0.89               0.76
     111,000,000           1,000,000             0.90               0.76
     112,000,000           1,000,000             0.92               0.76
     113,000,000           1,000,000             0.93               0.76
     114,000,000           1,000,000             0.95               0.76
     115,000,000           1,000,000             0.96               0.76
     116,000,000           1,000,000             0.97               0.77
     117,000,000           1,000,000             0.99               0.77
     118,000,000           1,000,000             1.00               0.77
     119,000,000           1,000,000             1.01               0.77
     120,000,000           1,000,000             1.03               0.77
     121,000,000           1,000,000             1.04               0.78
     122,000,000           1,000,000             1.06               0.78
     123,000,000           1,000,000             1.07               0.78
     124,000,000           1,000,000             1.08               0.78
     125,000,000           1,000,000             1.10               0.79
     126,000,000           1,000,000             1.11               0.79
     127,000,000           1,000,000             1.13               0.79
     128,000,000           1,000,000             1.14               0.79
     129,000,000           1,000,000             1.15               0.80
     130,000,000           1,000,000             1.17               0.80
     131,000,000           1,000,000             1.18               0.80
     132,000,000           1,000,000             1.20               0.81
     133,000,000           1,000,000             1.21               0.81
     134,000,000           1,000,000             1.22               0.81
     135,000,000           1,000,000             1.24               0.82
     136,000,000           1,000,000             1.25               0.82
     137,000,000           1,000,000             1.27               0.82
     138,000,000           1,000,000             1.28               0.82
     139,000,000           1,000,000             1.29               0.83
     140,000,000           1,000,000             1.31               0.83
     141,000,000           1,000,000             1.32               0.84
     142,000,000           1,000,000             1.34               0.84
     143,000,000           1,000,000             1.35               0.84
     144,000,000           1,000,000             1.36               0.85
     145,000,000           1,000,000             1.38               0.85
     146,000,000           1,000,000             1.39               0.85
     147,000,000           1,000,000             1.41               0.86

------------------------- -------------- ----------------- ---------------------
Total Equity Value (US$)  Tranche        Tranche C.P.      Conversion Price
------------------------- -------------- ----------------- ---------------------
     148,000,000           1,000,000             1.42               0.86
     149,000,000           1,000,000             1.43               0.86
     150,000,000           1,000,000             1.45               0.87
     151,000,000           1,000,000             1.46               0.87
     152,000,000           1,000,000             1.48               0.88
     153,000,000           1,000,000             1.49               0.88
     154,000,000           1,000,000             1.50               0.88
     155,000,000           1,000,000             1.52               0.89
     156,000,000           1,000,000             1.53               0.89
     157,000,000           1,000,000             1.54               0.90
     158,000,000           1,000,000             1.56               0.90
     159,000,000           1,000,000             1.57               0.91
     160,000,000           1,000,000             1.59               0.91
     161,000,000           1,000,000             1.60               0.91
     162,000,000           1,000,000             1.61               0.92
     163,000,000           1,000,000             1.63               0.92
     164,000,000           1,000,000             1.64               0.93
     165,000,000           1,000,000             1.66               0.93
     166,000,000           1,000,000             1.67               0.94
     167,000,000           1,000,000             1.68               0.94
     168,000,000           1,000,000             1.70               0.94
     169,000,000           1,000,000             1.71               0.95
     170,000,000           1,000,000             1.73               0.95
     171,000,000           1,000,000             1.74               0.96
     172,000,000           1,000,000             1.75               0.96
     173,000,000           1,000,000             1.77               0.97
     174,000,000           1,000,000             1.78               0.97
     175,000,000           1,000,000             1.80               0.98
     176,000,000           1,000,000             1.81               0.98
     177,000,000           1,000,000             1.82               0.99
     178,000,000           1,000,000             1.84               0.99
     179,000,000           1,000,000             1.85               1.00
     180,000,000           1,000,000             1.87               1.00
     181,000,000           1,000,000             1.88               1.01
     182,000,000           1,000,000             1.89               1.01
     183,000,000           1,000,000             1.91               1.02
     184,000,000           1,000,000             1.92               1.02
     185,000,000           1,000,000             1.94               1.03
     186,000,000           1,000,000             1.95               1.03
     187,000,000           1,000,000             1.96               1.04
     188,000,000           1,000,000             1.98               1.04
     189,000,000           1,000,000             1.99               1.05
     190,000,000           1,000,000             2.00               1.05
     191,000,000           1,000,000             2.02               1.06
     192,000,000           1,000,000             2.03               1.06
     193,000,000           1,000,000             2.05               1.07
     194,000,000           1,000,000             2.06               1.07
     195,000,000           1,000,000             2.07               1.08
     196,000,000           1,000,000             2.09               1.08
     197,000,000           1,000,000             2.10               1.09
     198,000,000           1,000,000             2.12               1.09

------------------------- -------------- ----------------- ---------------------
Total Equity Value (US$)  Tranche        Tranche C.P.      Conversion Price
------------------------- -------------- ----------------- ---------------------
     199,000,000           1,000,000             2.13               1.10
     200,000,000           1,000,000             2.14               1.10
     201,000,000           1,000,000             2.16               1.11
     202,000,000           1,000,000             2.17               1.11
     203,000,000           1,000,000             2.19               1.12
     204,000,000           1,000,000             2.20               1.12
     205,000,000           1,000,000             2.21               1.13
     206,000,000           1,000,000             2.23               1.13
     207,000,000           1,000,000             2.24               1.14
     208,000,000           1,000,000             2.26               1.14
     209,000,000           1,000,000             2.27               1.15
     210,000,000           1,000,000             2.28               1.16
     211,000,000           1,000,000             2.30               1.16
     212,000,000           1,000,000             2.31               1.17
     213,000,000           1,000,000             2.33               1.17
     214,000,000           1,000,000             2.34               1.18
     215,000,000           1,000,000             2.35               1.18
     216,000,000           1,000,000             2.37               1.19
     217,000,000           1,000,000             2.38               1.19
     218,000,000           1,000,000             2.40               1.20
     219,000,000           1,000,000             2.41               1.20
     220,000,000           1,000,000             2.42               1.21
     221,000,000           1,000,000             2.44               1.22
     222,000,000           1,000,000             2.45               1.22
     223,000,000           1,000,000             2.47               1.23
     224,000,000           1,000,000             2.48               1.23
     225,000,000           1,000,000             2.49               1.24
     226,000,000           1,000,000             2.51               1.24
     227,000,000           1,000,000             2.52               1.25
     228,000,000           1,000,000             2.53               1.25
     229,000,000           1,000,000             2.55               1.26
     230,000,000           1,000,000             2.56               1.27
     231,000,000           1,000,000             2.58               1.27
     232,000,000           1,000,000             2.59               1.28
     233,000,000           1,000,000             2.60               1.28
     234,000,000           1,000,000             2.62               1.29
     235,000,000           1,000,000             2.63               1.29
     236,000,000           1,000,000             2.65               1.30
     237,000,000           1,000,000             2.66               1.31
     238,000,000           1,000,000             2.67               1.31
     239,000,000           1,000,000             2.69               1.32
     240,000,000           1,000,000             2.70               1.32
     241,000,000           1,000,000             2.72               1.33
     242,000,000           1,000,000             2.73               1.34
     243,000,000           1,000,000             2.74               1.34
     244,000,000           1,000,000             2.76               1.35
     245,000,000           1,000,000             2.77               1.35
     246,000,000           1,000,000             2.79               1.36
     247,000,000           1,000,000             2.80               1.36
     248,000,000           1,000,000             2.81               1.37
     249,000,000           1,000,000             2.83               1.38

------------------------- -------------- ----------------- ---------------------
Total Equity Value (US$)  Tranche        Tranche C.P.      Conversion Price
------------------------- -------------- ----------------- ---------------------
     250,000,000           1,000,000             2.84               1.38
     251,000,000           1,000,000             2.86               1.39
     252,000,000           1,000,000             2.87               1.39
     253,000,000           1,000,000             2.88               1.40
     254,000,000           1,000,000             2.90               1.41
     255,000,000           1,000,000             2.91               1.41
     256,000,000           1,000,000             2.93               1.42
     257,000,000           1,000,000             2.94               1.42
     258,000,000           1,000,000             2.95               1.43
     259,000,000           1,000,000             2.97               1.43
     260,000,000           1,000,000             2.98               1.44
     261,000,000           1,000,000             3.00               1.45
     262,000,000           1,000,000             3.01               1.45
     263,000,000           1,000,000             3.02               1.46
     264,000,000           1,000,000             3.04               1.46
     265,000,000           1,000,000             3.05               1.47
     266,000,000           1,000,000             3.06               1.48
     267,000,000           1,000,000             3.08               1.48
     268,000,000           1,000,000             3.09               1.49
     269,000,000           1,000,000             3.11               1.49
     270,000,000           1,000,000             3.12               1.50
     271,000,000           1,000,000             3.13               1.51
     272,000,000           1,000,000             3.15               1.51
     273,000,000           1,000,000             3.16               1.52
     274,000,000           1,000,000             3.18               1.52
     275,000,000           1,000,000             3.19               1.53
     276,000,000           1,000,000             3.20               1.54
     277,000,000           1,000,000             3.22               1.54
     278,000,000           1,000,000             3.23               1.55
     279,000,000           1,000,000             3.25               1.56
     280,000,000           1,000,000             3.26               1.56
     281,000,000           1,000,000             3.27               1.57
     282,000,000           1,000,000             3.29               1.57
     283,000,000           1,000,000             3.30               1.58
     284,000,000           1,000,000             3.32               1.59
     285,000,000           1,000,000             3.33               1.59
     286,000,000           1,000,000             3.34               1.60
     287,000,000           1,000,000             3.36               1.60
     288,000,000           1,000,000             3.37               1.61
     289,000,000           1,000,000             3.39               1.62
     290,000,000           1,000,000             3.40               1.62
     291,000,000           1,000,000             3.41               1.63
     292,000,000           1,000,000             3.43               1.63
     293,000,000           1,000,000             3.44               1.64
     294,000,000           1,000,000             3.46               1.65
     295,000,000           1,000,000             3.47               1.65
     296,000,000           1,000,000             3.48               1.66
     297,000,000           1,000,000             3.50               1.67
     298,000,000           1,000,000             3.51               1.67
     299,000,000           1,000,000             3.52               1.68
     300,000,000           1,000,000             3.54               1.68

------------------------- -------------- ----------------- ---------------------
Total Equity Value (US$)  Tranche        Tranche C.P.      Conversion Price
------------------------- -------------- ----------------- ---------------------
     301,000,000           1,000,000             3.55               1.69
     302,000,000           1,000,000             3.57               1.70
     303,000,000           1,000,000             3.58               1.70
     304,000,000           1,000,000             3.59               1.71
     305,000,000           1,000,000             3.61               1.72
     306,000,000           1,000,000             3.62               1.72
     307,000,000           1,000,000             3.64               1.73
     308,000,000           1,000,000             3.65               1.73
     309,000,000           1,000,000             3.66               1.74
     310,000,000           1,000,000             3.68               1.75
     311,000,000           1,000,000             3.69               1.75
     312,000,000           1,000,000             3.71               1.76
     313,000,000           1,000,000             3.72               1.77
     314,000,000           1,000,000             3.73               1.77
     315,000,000           1,000,000             3.75               1.78
     316,000,000           1,000,000             3.76               1.78
     317,000,000           1,000,000             3.78               1.79
     318,000,000           1,000,000             3.79               1.80
     319,000,000           1,000,000             3.80               1.80
     320,000,000           1,000,000             3.82               1.81
     321,000,000           1,000,000             3.83               1.82
     322,000,000           1,000,000             3.85               1.82
     323,000,000           1,000,000             3.86               1.83
     324,000,000           1,000,000             3.87               1.83
     325,000,000           1,000,000             3.89               1.84
     326,000,000           1,000,000             3.90               1.85
     327,000,000           1,000,000             3.92               1.85
     328,000,000           1,000,000             3.93               1.86
     329,000,000           1,000,000             3.94               1.87
     330,000,000           1,000,000             3.96               1.87
     331,000,000           1,000,000             3.97               1.88
     332,000,000           1,000,000             3.99               1.89
     333,000,000           1,000,000             4.00               1.89
     334,000,000           1,000,000             4.01               1.90
     335,000,000           1,000,000             4.03               1.90
     336,000,000           1,000,000             4.04               1.91
     337,000,000           1,000,000             4.05               1.92
     338,000,000           1,000,000             4.07               1.92
     339,000,000           1,000,000             4.08               1.93
     340,000,000           1,000,000             4.10               1.94
     341,000,000           1,000,000             4.11               1.94
     342,000,000           1,000,000             4.12               1.95
     343,000,000           1,000,000             4.14               1.96
     344,000,000           1,000,000             4.15               1.96
     345,000,000           1,000,000             4.17               1.97
     346,000,000           1,000,000             4.18               1.97
     347,000,000           1,000,000             4.19               1.98
     348,000,000           1,000,000             4.21               1.99
     349,000,000           1,000,000             4.22               1.99
     350,000,000           1,000,000             4.24               2.00
     351,000,000           1,000,000             4.24               2.01

------------------------- -------------- ----------------- ---------------------
Total Equity Value (US$)  Tranche        Tranche C.P.      Conversion Price
------------------------- -------------- ----------------- ---------------------
     352,000,000           1,000,000             4.24               2.01
     353,000,000           1,000,000             4.25               2.02
     354,000,000           1,000,000             4.25               2.03
     355,000,000           1,000,000             4.26               2.03
     356,000,000           1,000,000             4.26               2.04
     357,000,000           1,000,000             4.26               2.04
     358,000,000           1,000,000             4.27               2.05
     359,000,000           1,000,000             4.27               2.06
     360,000,000           1,000,000             4.28               2.06
     361,000,000           1,000,000             4.28               2.07
     362,000,000           1,000,000             4.28               2.07
     363,000,000           1,000,000             4.29               2.08
     364,000,000           1,000,000             4.29               2.09
     365,000,000           1,000,000             4.29               2.09
     366,000,000           1,000,000             4.30               2.10
     367,000,000           1,000,000             4.30               2.11
     368,000,000           1,000,000             4.31               2.11
     369,000,000           1,000,000             4.31               2.12
     370,000,000           1,000,000             4.31               2.12
     371,000,000           1,000,000             4.32               2.13
     372,000,000           1,000,000             4.32               2.13
     373,000,000           1,000,000             4.33               2.14
     374,000,000           1,000,000             4.33               2.15
     375,000,000           1,000,000             4.33               2.15
     376,000,000           1,000,000             4.34               2.16
     377,000,000           1,000,000             4.34               2.16
     378,000,000           1,000,000             4.35               2.17
     379,000,000           1,000,000             4.35               2.18
     380,000,000           1,000,000             4.35               2.18
     381,000,000           1,000,000             4.36               2.19
     382,000,000           1,000,000             4.36               2.19
     383,000,000           1,000,000             4.37               2.20
     384,000,000           1,000,000             4.37               2.20
     385,000,000           1,000,000             4.37               2.21
     386,000,000           1,000,000             4.38               2.22
     387,000,000           1,000,000             4.38               2.22
     388,000,000           1,000,000             4.39               2.23
     389,000,000           1,000,000             4.39               2.23
     390,000,000           1,000,000             4.39               2.24
     391,000,000           1,000,000             4.40               2.24
     392,000,000           1,000,000             4.40               2.25
     393,000,000           1,000,000             4.40               2.25
     394,000,000           1,000,000             4.41               2.26
     395,000,000           1,000,000             4.41               2.27
     396,000,000           1,000,000             4.42               2.27
     397,000,000           1,000,000             4.42               2.28
     398,000,000           1,000,000             4.42               2.28
     399,000,000           1,000,000             4.43               2.29
     400,000,000           1,000,000             4.43               2.29
     401,000,000           1,000,000             4.44               2.30
     402,000,000           1,000,000             4.44               2.30

------------------------- -------------- ----------------- ---------------------
Total Equity Value (US$)  Tranche        Tranche C.P.      Conversion Price
------------------------- -------------- ----------------- ---------------------
     403,000,000           1,000,000             4.44               2.31
     404,000,000           1,000,000             4.45               2.31
     405,000,000           1,000,000             4.45               2.32
     406,000,000           1,000,000             4.46               2.32
     407,000,000           1,000,000             4.46               2.33
     408,000,000           1,000,000             4.46               2.33
     409,000,000           1,000,000             4.47               2.34
     410,000,000           1,000,000             4.47               2.34
     411,000,000           1,000,000             4.48               2.35
     412,000,000           1,000,000             4.48               2.36
     413,000,000           1,000,000             4.48               2.36
     414,000,000           1,000,000             4.49               2.37
     415,000,000           1,000,000             4.49               2.37
     416,000,000           1,000,000             4.49               2.38
     417,000,000           1,000,000             4.50               2.38
     418,000,000           1,000,000             4.50               2.39
     419,000,000           1,000,000             4.51               2.39
     420,000,000           1,000,000             4.51               2.40
     421,000,000           1,000,000             4.51               2.40
     422,000,000           1,000,000             4.52               2.41
     423,000,000           1,000,000             4.52               2.41
     424,000,000           1,000,000             4.53               2.42
     425,000,000           1,000,000             4.53               2.42
     426,000,000           1,000,000             4.53               2.43
     427,000,000           1,000,000             4.54               2.43
     428,000,000           1,000,000             4.54               2.44
     429,000,000           1,000,000             4.55               2.44
     430,000,000           1,000,000             4.55               2.45
     431,000,000           1,000,000             4.55               2.45
     432,000,000           1,000,000             4.56               2.46
     433,000,000           1,000,000             4.56               2.46
     434,000,000           1,000,000             4.57               2.47
     435,000,000           1,000,000             4.57               2.47
     436,000,000           1,000,000             4.57               2.47
     437,000,000           1,000,000             4.58               2.48
     438,000,000           1,000,000             4.58               2.48
     439,000,000           1,000,000             4.58               2.49
     440,000,000           1,000,000             4.59               2.49
     441,000,000           1,000,000             4.59               2.50
     442,000,000           1,000,000             4.60               2.50
     443,000,000           1,000,000             4.60               2.51
     444,000,000           1,000,000             4.60               2.51
     445,000,000           1,000,000             4.61               2.52
     446,000,000           1,000,000             4.61               2.52
     447,000,000           1,000,000             4.62               2.53
     448,000,000           1,000,000             4.62               2.53
     449,000,000           1,000,000             4.62               2.54
     450,000,000           1,000,000             4.63               2.54
     451,000,000           1,000,000             4.63               2.55
     452,000,000           1,000,000             4.64               2.55
     453,000,000           1,000,000             4.64               2.55

------------------------- -------------- ----------------- ---------------------
Total Equity Value (US$)  Tranche        Tranche C.P.      Conversion Price
------------------------- -------------- ----------------- ---------------------
     454,000,000           1,000,000             4.64               2.56
     455,000,000           1,000,000             4.65               2.56
     456,000,000           1,000,000             4.65               2.57
     457,000,000           1,000,000             4.66               2.57
     458,000,000           1,000,000             4.66               2.58
     459,000,000           1,000,000             4.66               2.58
     460,000,000           1,000,000             4.67               2.59
     461,000,000           1,000,000             4.67               2.59
     462,000,000           1,000,000             4.68               2.60
     463,000,000           1,000,000             4.68               2.60
     464,000,000           1,000,000             4.68               2.60
     465,000,000           1,000,000             4.69               2.61
     466,000,000           1,000,000             4.69               2.61
     467,000,000           1,000,000             4.69               2.62
     468,000,000           1,000,000             4.70               2.62
     469,000,000           1,000,000             4.70               2.63
     470,000,000           1,000,000             4.71               2.63
     471,000,000           1,000,000             4.71               2.64
     472,000,000           1,000,000             4.71               2.64
     473,000,000           1,000,000             4.72               2.64
     474,000,000           1,000,000             4.72               2.65
     475,000,000           1,000,000             4.73               2.65
     476,000,000           1,000,000             4.73               2.66
     477,000,000           1,000,000             4.73               2.66
     478,000,000           1,000,000             4.74               2.67
     479,000,000           1,000,000             4.74               2.67
     480,000,000           1,000,000             4.75               2.68
     481,000,000           1,000,000             4.75               2.68
     482,000,000           1,000,000             4.75               2.68
     483,000,000           1,000,000             4.76               2.69
     484,000,000           1,000,000             4.76               2.69
     485,000,000           1,000,000             4.77               2.70
     486,000,000           1,000,000             4.77               2.70
     487,000,000           1,000,000             4.77               2.71
     488,000,000           1,000,000             4.78               2.71
     489,000,000           1,000,000             4.78               2.71
     490,000,000           1,000,000             4.78               2.72
     491,000,000           1,000,000             4.79               2.72
     492,000,000           1,000,000             4.79               2.73
     493,000,000           1,000,000             4.80               2.73
     494,000,000           1,000,000             4.80               2.73
     495,000,000           1,000,000             4.80               2.74
     496,000,000           1,000,000             4.81               2.74
     497,000,000           1,000,000             4.81               2.75
     498,000,000           1,000,000             4.82               2.75
     499,000,000           1,000,000             4.82               2.76
     500,000,000           1,000,000             4.82               2.76
     501,000,000           1,000,000             4.83               2.76
     502,000,000           1,000,000             4.83               2.77
     503,000,000           1,000,000             4.84               2.77
     504,000,000           1,000,000             4.84               2.78

------------------------- -------------- ----------------- ---------------------
Total Equity Value (US$)  Tranche        Tranche C.P.      Conversion Price
------------------------- -------------- ----------------- ---------------------
     505,000,000           1,000,000             4.84               2.78
     506,000,000           1,000,000             4.85               2.78
     507,000,000           1,000,000             4.85               2.79
     508,000,000           1,000,000             4.86               2.79
     509,000,000           1,000,000             4.86               2.80
     510,000,000           1,000,000             4.86               2.80
     511,000,000           1,000,000             4.87               2.80
     512,000,000           1,000,000             4.87               2.81
     513,000,000           1,000,000             4.87               2.81
     514,000,000           1,000,000             4.88               2.82
     515,000,000           1,000,000             4.88               2.82
     516,000,000           1,000,000             4.89               2.82
     517,000,000           1,000,000             4.89               2.83
     518,000,000           1,000,000             4.89               2.83
     519,000,000           1,000,000             4.90               2.84
     520,000,000           1,000,000             4.90               2.84
     521,000,000           1,000,000             4.91               2.84
     522,000,000           1,000,000             4.91               2.85
     523,000,000           1,000,000             4.91               2.85
     524,000,000           1,000,000             4.92               2.86
     525,000,000           1,000,000             4.92               2.86
     526,000,000           1,000,000             4.93               2.86
     527,000,000           1,000,000             4.93               2.87
     528,000,000           1,000,000             4.93               2.87
     529,000,000           1,000,000             4.94               2.88
     530,000,000           1,000,000             4.94               2.88
     531,000,000           1,000,000             4.95               2.88
     532,000,000           1,000,000             4.95               2.89
     533,000,000           1,000,000             4.95               2.89
     534,000,000           1,000,000             4.96               2.90
     535,000,000           1,000,000             4.96               2.90
     536,000,000           1,000,000             4.97               2.90
     537,000,000           1,000,000             4.97               2.91
     538,000,000           1,000,000             4.97               2.91
     539,000,000           1,000,000             4.98               2.91
     540,000,000           1,000,000             4.98               2.92
     541,000,000           1,000,000             4.98               2.92
     542,000,000           1,000,000             4.99               2.93
     543,000,000           1,000,000             4.99               2.93
     544,000,000           1,000,000             5.00               2.93
     545,000,000           1,000,000             5.00               2.94
     546,000,000           1,000,000             5.00               2.94
     547,000,000           1,000,000             5.01               2.95
     548,000,000           1,000,000             5.01               2.95
     549,000,000           1,000,000             5.02               2.95
     550,000,000           1,000,000             5.02               2.96
     551,000,000           1,000,000             5.02               2.96
     552,000,000           1,000,000             5.03               2.96
     553,000,000           1,000,000             5.03               2.97
     554,000,000           1,000,000             5.04               2.97
     555,000,000           1,000,000             5.04               2.98

------------------------- -------------- ----------------- ---------------------
Total Equity Value (US$)  Tranche        Tranche C.P.      Conversion Price
------------------------- -------------- ----------------- ---------------------
     556,000,000           1,000,000             5.04               2.98
     557,000,000           1,000,000             5.05               2.98
     558,000,000           1,000,000             5.05               2.99
     559,000,000           1,000,000             5.06               2.99
     560,000,000           1,000,000             5.06               2.99
     561,000,000           1,000,000             5.06               3.00
     562,000,000           1,000,000             5.07               3.00
     563,000,000           1,000,000             5.07               3.00
     564,000,000           1,000,000             5.07               3.01
     565,000,000           1,000,000             5.08               3.01
     566,000,000           1,000,000             5.08               3.02
     567,000,000           1,000,000             5.09               3.02
     568,000,000           1,000,000             5.09               3.02
     569,000,000           1,000,000             5.09               3.03
     570,000,000           1,000,000             5.10               3.03
     571,000,000           1,000,000             5.10               3.03
     572,000,000           1,000,000             5.11               3.04
     573,000,000           1,000,000             5.11               3.04
     574,000,000           1,000,000             5.11               3.04
     575,000,000           1,000,000             5.12               3.05
     576,000,000           1,000,000             5.12               3.05
     577,000,000           1,000,000             5.13               3.06
     578,000,000           1,000,000             5.13               3.06
     579,000,000           1,000,000             5.13               3.06
     580,000,000           1,000,000             5.14               3.07
     581,000,000           1,000,000             5.14               3.07
     582,000,000           1,000,000             5.15               3.07
     583,000,000           1,000,000             5.15               3.08
     584,000,000           1,000,000             5.15               3.08
     585,000,000           1,000,000             5.16               3.08
     586,000,000           1,000,000             5.16               3.09
     587,000,000           1,000,000             5.17               3.09
     588,000,000           1,000,000             5.17               3.09
     589,000,000           1,000,000             5.17               3.10
     590,000,000           1,000,000             5.18               3.10
     591,000,000           1,000,000             5.18               3.11
     592,000,000           1,000,000             5.18               3.11
     593,000,000           1,000,000             5.19               3.11
     594,000,000           1,000,000             5.19               3.12
     595,000,000           1,000,000             5.20               3.12
     596,000,000           1,000,000             5.20               3.12
     597,000,000           1,000,000             5.20               3.13
     598,000,000           1,000,000             5.21               3.13
     599,000,000           1,000,000             5.21               3.13
     600,000,000           1,000,000             5.22               3.14
     601,000,000           1,000,000             5.22               3.14
     602,000,000           1,000,000             5.22               3.14
     603,000,000           1,000,000             5.23               3.15
     604,000,000           1,000,000             5.23               3.15
     605,000,000           1,000,000             5.24               3.15
     606,000,000           1,000,000             5.24               3.16

------------------------- -------------- ----------------- ---------------------
Total Equity Value (US$)  Tranche        Tranche C.P.      Conversion Price
------------------------- -------------- ----------------- ---------------------
     607,000,000           1,000,000             5.24               3.16
     608,000,000           1,000,000             5.25               3.16
     609,000,000           1,000,000             5.25               3.17
     610,000,000           1,000,000             5.26               3.17
     611,000,000           1,000,000             5.26               3.17
     612,000,000           1,000,000             5.26               3.18
     613,000,000           1,000,000             5.27               3.18
     614,000,000           1,000,000             5.27               3.18
     615,000,000           1,000,000             5.27               3.19
     616,000,000           1,000,000             5.28               3.19
     617,000,000           1,000,000             5.28               3.19
     618,000,000           1,000,000             5.29               3.20
     619,000,000           1,000,000             5.29               3.20
     620,000,000           1,000,000             5.29               3.21
     621,000,000           1,000,000             5.30               3.21
     622,000,000           1,000,000             5.30               3.21
     623,000,000           1,000,000             5.31               3.22
     624,000,000           1,000,000             5.31               3.22
     625,000,000           1,000,000             5.31               3.22
     626,000,000           1,000,000             5.32               3.23
     627,000,000           1,000,000             5.32               3.23
     628,000,000           1,000,000             5.33               3.23
     629,000,000           1,000,000             5.33               3.24
     630,000,000           1,000,000             5.33               3.24
     631,000,000           1,000,000             5.34               3.24
     632,000,000           1,000,000             5.34               3.25
     633,000,000           1,000,000             5.35               3.25
     634,000,000           1,000,000             5.35               3.25
     635,000,000           1,000,000             5.35               3.26
     636,000,000           1,000,000             5.36               3.26
     637,000,000           1,000,000             5.36               3.26
     638,000,000           1,000,000             5.36               3.27
     639,000,000           1,000,000             5.37               3.27
     640,000,000           1,000,000             5.37               3.27
     641,000,000           1,000,000             5.38               3.27
     642,000,000           1,000,000             5.38               3.28
     643,000,000           1,000,000             5.38               3.28
     644,000,000           1,000,000             5.39               3.28
     645,000,000           1,000,000             5.39               3.29
     646,000,000           1,000,000             5.40               3.29
     647,000,000           1,000,000             5.40               3.29
     648,000,000           1,000,000             5.40               3.30
     649,000,000           1,000,000             5.41               3.30
     650,000,000           1,000,000             5.41               3.30
     651,000,000           1,000,000             5.42               3.31
     652,000,000           1,000,000             5.42               3.31
     653,000,000           1,000,000             5.42               3.31
     654,000,000           1,000,000             5.43               3.32
     655,000,000           1,000,000             5.43               3.32
     656,000,000           1,000,000             5.44               3.32
     657,000,000           1,000,000             5.44               3.33

------------------------- -------------- ----------------- ---------------------
Total Equity Value (US$)  Tranche        Tranche C.P.      Conversion Price
------------------------- -------------- ----------------- ---------------------
     658,000,000           1,000,000             5.44               3.33
     659,000,000           1,000,000             5.45               3.33
     660,000,000           1,000,000             5.45               3.34
     661,000,000           1,000,000             5.46               3.34
     662,000,000           1,000,000             5.46               3.34
     663,000,000           1,000,000             5.46               3.35
     664,000,000           1,000,000             5.47               3.35
     665,000,000           1,000,000             5.47               3.35
     666,000,000           1,000,000             5.47               3.36
     667,000,000           1,000,000             5.48               3.36
     668,000,000           1,000,000             5.48               3.36
     669,000,000           1,000,000             5.49               3.37
     670,000,000           1,000,000             5.49               3.37
     671,000,000           1,000,000             5.49               3.37
     672,000,000           1,000,000             5.50               3.37
     673,000,000           1,000,000             5.50               3.38
     674,000,000           1,000,000             5.51               3.38
     675,000,000           1,000,000             5.51               3.38
     676,000,000           1,000,000             5.51               3.39
     677,000,000           1,000,000             5.52               3.39
     678,000,000           1,000,000             5.52               3.39
     679,000,000           1,000,000             5.53               3.40
     680,000,000           1,000,000             5.53               3.40
     681,000,000           1,000,000             5.53               3.40
     682,000,000           1,000,000             5.54               3.41
     683,000,000           1,000,000             5.54               3.41
     684,000,000           1,000,000             5.55               3.41
     685,000,000           1,000,000             5.55               3.42
     686,000,000           1,000,000             5.55               3.42
     687,000,000           1,000,000             5.56               3.42
     688,000,000           1,000,000             5.56               3.42
     689,000,000           1,000,000             5.56               3.43
     690,000,000           1,000,000             5.57               3.43
     691,000,000           1,000,000             5.57               3.43
     692,000,000           1,000,000             5.58               3.44
     693,000,000           1,000,000             5.58               3.44
     694,000,000           1,000,000             5.58               3.44
     695,000,000           1,000,000             5.59               3.45
     696,000,000           1,000,000             5.59               3.45
     697,000,000           1,000,000             5.60               3.45
     698,000,000           1,000,000             5.60               3.46
     699,000,000           1,000,000             5.60               3.46
     700,000,000           1,000,000             5.61               3.46
     701,000,000           1,000,000             5.61               3.47
     702,000,000           1,000,000             5.62               3.47
     703,000,000           1,000,000             5.62               3.47
     704,000,000           1,000,000             5.62               3.47
     705,000,000           1,000,000             5.63               3.48
     706,000,000           1,000,000             5.63               3.48
     707,000,000           1,000,000             5.64               3.48
     708,000,000           1,000,000             5.64               3.49

------------------------- -------------- ----------------- ---------------------
Total Equity Value (US$)  Tranche        Tranche C.P.      Conversion Price
------------------------- -------------- ----------------- ---------------------
     709,000,000           1,000,000             5.64               3.49
     710,000,000           1,000,000             5.65               3.49
     711,000,000           1,000,000             5.65               3.50
     712,000,000           1,000,000             5.66               3.50
     713,000,000           1,000,000             5.66               3.50
     714,000,000           1,000,000             5.66               3.50
     715,000,000           1,000,000             5.67               3.51
     716,000,000           1,000,000             5.67               3.51
     717,000,000           1,000,000             5.67               3.51
     718,000,000           1,000,000             5.68               3.52
     719,000,000           1,000,000             5.68               3.52
     720,000,000           1,000,000             5.69               3.52
     721,000,000           1,000,000             5.69               3.53
     722,000,000           1,000,000             5.69               3.53
     723,000,000           1,000,000             5.70               3.53
     724,000,000           1,000,000             5.70               3.53
     725,000,000           1,000,000             5.71               3.54
     726,000,000           1,000,000             5.71               3.54
     727,000,000           1,000,000             5.71               3.54
     728,000,000           1,000,000             5.72               3.55
     729,000,000           1,000,000             5.72               3.55
     730,000,000           1,000,000             5.73               3.55
     731,000,000           1,000,000             5.73               3.56
     732,000,000           1,000,000             5.73               3.56
     733,000,000           1,000,000             5.74               3.56
     734,000,000           1,000,000             5.74               3.56
     735,000,000           1,000,000             5.75               3.57
     736,000,000           1,000,000             5.75               3.57
     737,000,000           1,000,000             5.75               3.57
     738,000,000           1,000,000             5.76               3.58
     739,000,000           1,000,000             5.76               3.58
     740,000,000           1,000,000             5.76               3.58
     741,000,000           1,000,000             5.77               3.59
     742,000,000           1,000,000             5.77               3.59
     743,000,000           1,000,000             5.78               3.59
     744,000,000           1,000,000             5.78               3.59
     745,000,000           1,000,000             5.78               3.60
     746,000,000           1,000,000             5.79               3.60
     747,000,000           1,000,000             5.79               3.60
     748,000,000           1,000,000             5.80               3.61
     749,000,000           1,000,000             5.80               3.61
     750,000,000           1,000,000             5.80               3.61
     751,000,000           1,000,000             5.81               3.61
     752,000,000           1,000,000             5.81               3.62
     753,000,000           1,000,000             5.82               3.62
     754,000,000           1,000,000             5.82               3.62
     755,000,000           1,000,000             5.82               3.63
     756,000,000           1,000,000             5.83               3.63
     757,000,000           1,000,000             5.83               3.63
     758,000,000           1,000,000             5.84               3.64
     759,000,000           1,000,000             5.84               3.64

------------------------- -------------- ----------------- ---------------------
Total Equity Value (US$)  Tranche        Tranche C.P.      Conversion Price
------------------------- -------------- ----------------- ---------------------
     760,000,000           1,000,000             5.84               3.64
     761,000,000           1,000,000             5.85               3.64
     762,000,000           1,000,000             5.85               3.65
     763,000,000           1,000,000             5.85               3.65
     764,000,000           1,000,000             5.86               3.65
     765,000,000           1,000,000             5.86               3.66
     766,000,000           1,000,000             5.87               3.66
     767,000,000           1,000,000             5.87               3.66
     768,000,000           1,000,000             5.87               3.66
     769,000,000           1,000,000             5.88               3.67
     770,000,000           1,000,000             5.88               3.67
     771,000,000           1,000,000             5.89               3.67
     772,000,000           1,000,000             5.89               3.68
     773,000,000           1,000,000             5.89               3.68
     774,000,000           1,000,000             5.90               3.68
     775,000,000           1,000,000             5.90               3.68
     776,000,000           1,000,000             5.91               3.69
     777,000,000           1,000,000             5.91               3.69
     778,000,000           1,000,000             5.91               3.69
     779,000,000           1,000,000             5.92               3.70
     780,000,000           1,000,000             5.92               3.70
     781,000,000           1,000,000             5.93               3.70
     782,000,000           1,000,000             5.93               3.70
     783,000,000           1,000,000             5.93               3.71
     784,000,000           1,000,000             5.94               3.71
     785,000,000           1,000,000             5.94               3.71
     786,000,000           1,000,000             5.95               3.72
     787,000,000           1,000,000             5.95               3.72
     788,000,000           1,000,000             5.95               3.72
     789,000,000           1,000,000             5.96               3.72
     790,000,000           1,000,000             5.96               3.73
     791,000,000           1,000,000             5.96               3.73
     792,000,000           1,000,000             5.97               3.73
     793,000,000           1,000,000             5.97               3.74
     794,000,000           1,000,000             5.98               3.74
     795,000,000           1,000,000             5.98               3.74
     796,000,000           1,000,000             5.98               3.74
     797,000,000           1,000,000             5.99               3.75
     798,000,000           1,000,000             5.99               3.75
     799,000,000           1,000,000             6.00               3.75
     800,000,000           1,000,000             6.00               3.75


Each level in Schedule A represents the Tranche C.P. for the portion of Total Equity Value that is greater than the prior level, up to and including the Total Equity Value specified for such level; provided, that the Conversion Price for any Total Equity Value less than or equal to $100,000,000 shall be 0.75 and the Conversion Price for any Total Equity Value greater than or equal to $800,000,000 shall be 3.75.